AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 18, 2021

Registration No. ______________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

POTNETWORK HOLDINGS, INC.
(Exact Name of Registrant as specified in its charter)

Colorado	2833	46-5470832
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3531 Griffin Road, Fort Lauderdale, FL 33312

Tel: 800-433-0127

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lee Lefkowitz, CEO

3531 Griffin Road

Fort Lauderdale, FL

Tel: 800-433-0127

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Jonathan D. Leinwand, P.A.
18305 Biscayne Blvd., Suite 200
Aventura, FL 33160
Phone: 954-903-7856

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Offering Price Per Share	Aggregate Offering Price (3)	Amount of Registration Fee

Shares of Common Stock, par value $0.00001 per share	200,000,000	$-	$2,000,000	$218.20
Non-transferable Rights to purchase Common Stock	--	--	--	-	(4)

Total		$-	$-	$-

__________

(1) This registration statement relates to (i) non-transferable subscription rights to purchase common stock of the registrant, which subscription rights are to be issued to holders of common stock of the registrant and (ii) shares of common stock issuable upon the exercise of the subscription rights. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder shall be deemed to cover additional securities to be offered to prevent dilution and thus includes such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or other similar transactions.

(3) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(a) under the Securities Act.

(4) Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable with respect to the rights being offered because the subscription rights are being registered in the same registration statement as the shares of common stock underlying such rights.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED ______________, 2021

POTNETWORK HOLDINGS, INC.

200,000,000 SHARES OF COMMON STOCK

$._ PER SHARE

We are distributing to holders of our common stock, par value $0.0001 per share, at no charge, non-transferable subscription rights to purchase up to an aggregate of approximately 200,000,000 shares of our common stock. We refer to the offering that is the subject of this prospectus as the Rights Offering.

In the Rights Offering, you will receive the subscription rights to buy 10,000 shares for every 100 shares of our common stock held by you at 5:00 PM, Eastern Time, on November 25, 2020, the record date of the Rights Offering. Subscription rights will not be tradable.

Subscription rights may only be exercised in whole numbers, and we will not issue fractional shares. To the extent that the number of subscription rights that are distributed to you on the record date is not a whole number, the shares of our common stock issuable upon exercise of the subscription rights will be rounded down to the nearest whole share for purposes of determining the number of shares of our common stock for which you may subscribe, except if you were issued a total of less than 1 Subscription Right in which case it will be rounded up to the next whole number. Each whole subscription right will entitle you to purchase one share at a subscription price per share of $____. Each subscription right consists of a basic subscription right and an over-subscription privilege. The basic subscription rights will be distributed in proportion to stockholders’ holdings on the record date. If you exercise your basic subscription rights in full, and other stockholders do not, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed shares at the subscription price, subject to proration.

The subscription rights will expire if they are not exercised by 5:00 PM, Eastern Time, on _______________, 2021. We may extend the Rights Offering for additional periods in our sole discretion. Once made, all exercises of subscription rights are irrevocable.

There is no minimum amount of proceeds necessary in order for us to close the Rights Offering.

This Rights Offering is being made directly by us. We are not using an underwriter or selling agent. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to t well before the deadline. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank, or other nominee. For a more detailed discussion, see “The Rights Offering—The Subscription Rights”.

Our Board of Directors reserves the right to terminate the Rights Offering for any reason any time before the completion of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable, without interest or penalty.

Our common stock is quoted on the OTC Marketplace under the symbol “POTN.” On February 8, 2021, the closing price of our common stock was $0.015. The subscription rights are non-transferrable and will not be quoted on OTC Markets or any other stock exchange or market. You are urged to obtain a current price quote for our common stock before exercising your subscription rights.

Investing in our common stock is highly speculative and involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to t well before the deadline. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank, or other nominee. For a more detailed discussion, see “The Rights Offering—The Subscription Rights”.

Our Board of Directors reserves the right to terminate the Rights Offering for any reason any time before the completion of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable, without interest or penalty.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. You should carefully consider whether to exercise your subscription rights before the expiration date. You may not revoke or revise any exercises of subscription rights once made, unless we terminate the Rights Offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____ , 2021

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You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is the Selling Stockholder seeking an offer to buy, securities in any state where the offer or solicitation is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations, and prospects may have changed since such date.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus and the documents incorporated by reference into this prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to the Rights Offering, the shares offered hereby, and our business. We urge you to read this entire prospectus and the documents incorporated by reference into this prospectus.

Why are we conducting the Rights Offering?

We are conducting this Rights Offering to allow stockholders of the Company to purchase our common stock after the effective date of our reverse split enabling all shareholders to be “round lot” holders on a post-split basis.

Net proceeds from the Rights Offering will be used primarily for capital expenditures, new product development activities, and to support other working capital needs.

What is the Rights Offering?

We are distributing, at no charge, to record holders of our common stock, non-transferable subscription rights (the “Subscription Rights”) to purchase up to approximately 200,000,000 shares of our common stock at a price per share to be determined by our Board of Directors following the effective date of the Company’s reverse split as set forth in its Information Statement filed with the SEC on November 10, 2021. The Subscription Rights will not be tradable. You will receive [●] Subscription Rights for each share of our common stock that you owned as of 5:00 PM, Eastern Time, on November 25, 2020 (the “Record Date”). except if you were issued a total of less than 1 Subscription Right in which case it will be rounded up to the next whole number. Each whole Subscription Right entitles the record holder to a basic subscription right (the “Basic Subscription Right”) and an over-subscription privilege (the “Over-Subscription Privilege”), as further discussed below. Subscription Rights may only be exercised in whole numbers, and we will not issue fractional shares. To the extent that the number of Subscription Rights that are distributed to you on the Record Date is not a whole number, the shares of our common stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of shares of our common stock for which you may subscribe.

Who may participate in the Rights Offering?

Only stockholders of our Company as of 5:00 PM, Eastern Time, on the Record Date of November 25, 2020 may participate in the Rights Offering.

What are the Basic Subscription Rights?

For each whole share you own as of the Record Date, you will receive [●] Basic Subscription Rights. Subscription Rights may only be exercised in whole numbers, and we will not issue fractional shares. To the extent that the number of Subscription Rights that are distributed to you on the Record Date is not a whole number, the shares of our common stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of shares of our common stock for which you may subscribe, except if you were issued a total of less than 1 Subscription Right in which case it will be rounded up to the next whole number. Each whole subscription right will entitle you to purchase one share at the Subscription Price per share of $__.

For example, if you owned 1,000 shares of our common stock as of the Record Date, you will receive 10 Subscription Rights and will have the right to purchase [●] shares of our common stock for a total purchase price of $___________. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights at all.

If you are a record holder, the number of shares you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Subscription Rights Statement. If you hold your shares in the name of a broker, dealer, bank, or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Subscription Rights Statement. Instead, DTC will issue [●] Subscription Rights to your nominee record holder for each share of our common stock that you own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

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What is the Over-Subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase a portion of any shares that the other record holders do not purchase through the exercise of their Basic Subscription Rights. You should indicate on your Subscription Rights Statement, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional shares, if any, you would like to purchase pursuant to your Over-Subscription Privilege.

If sufficient shares are available, we will seek to honor your Over-Subscription Privilege request in full. If Over-Subscription Privilege requests exceed the number of shares available, however, we will allocate the available shares pro-rata among the record holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-Subscription Privilege. If this pro-rata allocation results in any record holders receiving a greater number of shares than the number for which the record holder subscribed pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of shares for which the record holder oversubscribed, and the remaining shares will be allocated among all other record holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated. See “The Rights Offering—Limitation on the Purchase of Shares” for a description of certain limitations on purchase.

To properly exercise your Over-Subscription Privilege, you must deliver to the Company our completed Subscription Rights Statement and the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. See “The Rights Offering—The Subscription Rights—Over-Subscription Privilege”. To the extent you properly exercise your Over-Subscription Privilege for a number of shares that exceeds the number of unsubscribed shares available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or penalty.

What effect will the Rights Offering have on our outstanding common stock?

On February 8, 2021, 871,974,924 shares of our common stock were outstanding. Based on the foregoing, upon the effectiveness of the reverse split, the Company will have approximately 87,197,492 shares and assuming no other transactions by us involving our common stock prior to the expiration of the Rights Offering. If the Rights Offering is fully subscribed, approximately 287,197,492 shares of our common stock will be issued and outstanding. The exact number of shares that we will issue in this Rights Offering will depend on the number of shares that are subscribed for in the Rights Offering.

Will fractional shares be issued upon exercise of Subscription Rights?

No. We will not issue fractional shares of our common stock upon exercise of Subscription Rights or cash in lieu of fractional shares. To the extent that the number of Subscription Rights that are distributed to you on the Record Date is not a whole number, the number of shares of our common stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of shares of our common stock for which you may subscribe, but not less than one subscription right.

Am I required to exercise all of the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full, your proportionate ownership interest in the Company will decrease, assuming other stockholders decide to exercise their Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

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How soon must I act to exercise my Subscription Rights?

If you received a Subscription Rights Statement and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your properly completed and signed Subscription Rights Statement and payment for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, including final clearance of any uncertified check, before the Rights Offering expires on ________________, 2021, at 5:00 PM, Eastern Time. If you hold your shares in the name of a broker, dealer, custodian bank, or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the stockholders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, a Subscription Rights Statement may be completed only by the stockholder who receives the statement. The Subscription Rights will not be listed for trading on any stock exchange or market.

Has the Board of Directors made a recommendation to stockholders regarding the Rights Offering?

No. Our Board of Directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which shares of our common stock will trade after the Rights Offering. On February 8, 2021, the closing price of our common stock was $0.015 per share. The market price for our common stock may be above the Subscription Price or may be below the Subscription Price. If you exercise your Subscription Rights, you may not be able to sell the underlying shares of our common stock in the future at the same price or a higher price. You should make your decision whether to exercise your Subscription Rights based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in this prospectus. See “Risk Factors” beginning on page [●] for discussion of some of the risks involved in investing in our securities.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of additional shares of our common stock, and you should consider this investment as carefully as you would consider any other investment. We cannot assure you that the market price of our common stock will exceed the Subscription Price, nor can we assure you that the market price of our common stock will not further decline during or after the Rights Offering. We also cannot assure you that you will be able to sell shares of our common stock purchased in the Rights Offering at a price equal to or greater than the Subscription Price. In addition, you should carefully consider the risks described herein. See “Risk Factors” beginning on page [●] for discussion of some of the risks involved in investing in our securities.

Can the Board of Directors terminate or extend the Rights Offering?

Yes. Our Board of Directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify stockholders if the Rights Offering is terminated or extended by issuing a press release.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the common stock of PotNetwork Holdings, Inc. (referred to herein as the “Company,” “POTN,” “we,” “our,” and “us”). You should read this entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition or Plan of Operations,” and our financial statements and the related notes appearing at the end of this prospectus, before making an investment decision.

Overview

The Company’s primary business is conducted through its subsidiary, First Capital Venture Co., whose subsidiary, Diamond CBD, Inc. (“Diamond CBD”) is engaged in the development and sales of hemp-derived CBD oil containing products. Generically, products containing hemp-derived CBD are sold as dietary supplements.

Hemp-derived CBD is distinguishable from CBD derived from marijuana. Hemp-derived CBD contains not more than 0.3 percent of THC, while marijuana contains in excess of this amount. Marijuana is regulated under the Controlled Substances Act. We do not believe that our hemp-derived CBD products are regulated under the Controlled Substances Act, but under the Agricultural Act of 2018, known as the “Farm Bill”.

The Company maintains that all products produced and marketed by it, are in compliance with the Farm Bill and all other federal and state law and regulation.

Diamond CBD’s products are marketed under 15 brand names, including “Diamond CBD”, “Chill”, “Relax”, “MediPets” and the premium “Meds BioTech” label, as well as many others. In total, Diamond CBD offers more than 800 products in variations by flavor, concentration and size that are sold over a nationwide distribution network exceeding 550 distributors and resellers that sell to thousands of brick-and-mortar retailers and online merchants. The overall product line, because of its size, is constantly in flux as new products are added and products are culled based on several factors including, but not limited to, consumer acceptance, inventory levels, and replacement as the result of incremental improvement.

Diamond CBD also offers for sale a majority of its products direct to consumers via its website at http://www.diamondcbd.com.

Corporate History

PotNetwork Holdings, Inc., (the “Company” or the “Registrant”) was originally incorporated in Nevada in 1988 as H P Capital Corp. The Company redomiciled in Wyoming in 2004 and changed its name to My Medical CD, Ltd. From May 2016 to March 2017, the Company was known as SND Auto Group, Inc. On March 3, 2017, the Company redomiciled in Colorado, and changed its name to PotNetwork Holdings, Inc.

On January 30, 2017, the Company acquired via reverse triangular merger 100% of the ownership interest of the privately-held First Capital Venture Co., a Florida corporation. First Capital Venture Co. is the owner of Diamond CBD, Inc. selling numerous CBD Oil products at both wholesale and retail. Pursuant to the Share Exchange and Reorganization Agreement, the First Capital Venture Co. shareholders exchanged their shares which they held in First Capital Venture Holdings Co. for an aggregate total of 50,000 Class A preferred shares of the Company, wherein the shareholders would own 100% of this class of stock of the Company (the “Class A Preferred Shareholders”), which in the aggregate conferred voting control of the Company. First Capital Venture Co. became a wholly-owned subsidiary of the Company as result of the transaction.

Pursuant to a Stock Purchase Agreement dated June 8, 2017, the Company acquired all the capital stock of PotNetwork Media Group, Inc., a Nevada corporation (“PMG”), in exchange for 3,000,000 shares of the Company’s common stock issued to the shareholders of PMG, and the cancellation of a $50,000 promissory note between the Company and PMG. As a result, PMG became a wholly-owned subsidiary of the Company. PMG is the owner of the website www.potnetwork.com. Potnetwork.com is an informational website on the overall cannabis industry and does not market any products. PMG is also the publisher of a magazine titled “PotNetwork.”

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The Company has two (2) wholly-owned subsidiaries:

•	First Capital Venture Co., a Florida corporation which has as its wholly-owned subsidiary, Diamond CBD, Inc., a Delaware corporation

•	PotNetwork Media Group, Inc., a Nevada corporation, operator of the website, PotNetwork.com.

THE OFFERING

Securities to be Offered

We are distributing, at no charge, to holders of our common stock on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, banks, or other nominees, on your behalf, as a beneficial owner of such shares, non-transferrable Subscription Rights to purchase up to an aggregate of approximately 200,000,000 shares of our common stock.

Price Per Share	$.__________

Gross Proceeds	$___________

Common stock Outstanding Before the Offering (1)	87,197,492 post-split shares (prox.)

Common stock Outstanding After the Offering	287,197,492 post-split shares (prox.)

Quotation of Common stock	The Company’s common shares are quoted on the OTC Markets Pink Tier

Use of Proceeds

In order to raise funds to increase investible assets, allowing the Company to take advantage of opportunities to grow, including the expansion of our product line and the acquisition of other companies in our industry or related markets.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

_________

(1)	Based on 871,974,924 shares outstanding as of February 8, 2021 pre-split, reversed 10:1.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. An investor should carefully consider the following risk factors and the other information in this registration statement before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks.

We are unable to predict the impact of COVID-19 on our company.

The overall effect of the travel and other restrictions in place to stop the spread of COVID-19 is having a significant impact on the overall economy and a particular effect on retail sales and discretionary spending. A portion of our business plan is related to the distribution of products to retail stores for sale and this could impact our ability to execute on this portion of our business. Additionally, our business plan requires us to raise additional funds which may be more difficult because of the COVID-19 pandemic’s effect on capital markets.

Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC)

The FDA under the Federal Food, Drug, and Cosmetic Act regulates the formulation, manufacturing, packaging, labeling, and distribution of food, dietary supplements, drugs, cosmetic, medical devices, biologics, and tobacco products. Our hemp-derived CBD products are not intended to be drugs. Accordingly, we have not been required to obtain FDA approval for our existing hemp-derived CBD products. Moreover, the regulatory status of hemp-derived CBD products is in a state of flux as FDA attempts to determine the appropriate manner in which to regulate these products. Thus, the regulatory approach is still evolving, and we may be required to seek FDA’s approval to market food and dietary supplements containing hemp-derived CBD. It is also possible that FDA may simply issue a regulation setting forth the conditions in which such products may be marketed, or it may simply prohibit these products. However, because FDA’s regulatory process is in its infancy, we cannot predict the likely outcome. In addition, the FTC under the Federal Trade Commission Act (“FTC Act”) requires that product advertising is truthful, substantiated and non-misleading. We believe that our advertising meets these requirements. However, the FTC may bring a challenge at any time to evaluate our compliance with the FTC Act.

I. The Company’s CBD Products Are Not Subject to the Controlled Substances Act

The Agriculture Improvement Act of 2018 (“AIA” or “the Act”) exempted hemp-derived cannabidiol products (“hemp-derived CBD products”) from the federal Controlled Substances Act (“CSA”). Specifically, the AIA, also known as the Farm Bill of 2018, established a legal definition of “hemp”: the plant Cannabis sativa L. and any part of that plant, including the seeds thereof and all derivatives, extracts, cannabinoids, isomers, acids, salts, and salts of isomers, whether growing or not, with a delta-9 tetrahydrocannabinol [∆-9 THC] concentration of not more than 0.3 percent on a dry weight basis.

The Act amends the CSA to exclude “hemp” from the definition of “marihuana.” It also amended the CSA to exclude THC found in “hemp” from the “tetrahydrocannabinols” listed in Schedule I. Therefore, hemp-derived CBD products that contain less than less than 0.3% of 9∆-THC, such as those marketed by PotNetwork, are not controlled substances under the CSA. These amendments to the CSA took immediate effect on December 20, 2018.

By way of background, the CSA establishes five “schedules” into which a substance with abuse potential may be classified. Substances that fall under any one of the five schedules are subject to various requirements and restrictions enforced by the U.S. Drug Enforcement Administration (“DEA”). The most restrictive is Schedule I, which is reserved for those substances having a high potential for abuse that do not have a currently accepted medical use, and that lack accepted safety for use under medical supervision.

Marijuana has long been classified under Schedule I. Previously, DEA took the position that CBD met the expansive definition of “marijuana”, which made it subject to Schedule I as well. Specifically, DEA created a code number in Schedule I for “marihuana extract,” defined as “an extract containing one or more cannabinoids that has been derived from any plant of the genus Cannabis, other than the separated resin (whether crude or purified) obtained from the plant.” DEA made clear that the agency considered CBD to fall within the definition of “marihuana extract” (and to therefore be a Schedule I substance) if the CBD came from the part of the cannabis plant that is included within the definition of “marijuana.”

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The passage of the AIA confirms that hemp-derived CBD products are now excluded from the CSA. As noted above, the AIA amended the definition of “marihuana” as follows:

(A) Subject to subparagraph (B), the term ‘marihuana’ means all parts of the plant Cannabis sativa L., whether growing or not; the seeds thereof; the resin extracted from any part of such plant; and every compound, manufacture, salt, derivative, mixture, or preparation of such plant, its seeds to resin.

(B) The term ‘marihuana’ does not include hemp, as defined in section 297A of the Agricultural Marketing Act of 1946.

II. Limits of the AIA. Although the AIA removed “hemp” from the CSA, the Act has limitations.

a. Products containing more than 0.3% of 9∆-THC still subject to the CSA.

Notably, the AIA’s exclusion of “hemp” from the CSA definition of “marihuana” is limited to those parts, derivatives, or extracts of the plant containing less than 0.3% of 9∆-THC. Parts, derivatives, and extracts containing levels of 9∆-THC greater than 0.3% meet the definition of marihuana and are subject to the CSA. Consequently, manufacturers and distributors of CBD products must be prudent with respect to verifying the levels of 9∆-THC in products.

b. Hemp production and cultivation restrictions

The AIA requires the establishment of a shared Federal-state program to regulate the cultivation and production of hemp. The USDA is actively engaged in rulemaking efforts to implement these requirements and state laws are evolving in response. Our Company is not involved in the cultivation or production of hemp; however, we recognize that new rules will impact the industry as a whole and we are closely monitoring the USDA’s rulemaking efforts.

c. Hemp-derived CBD remains subject to FDA regulatory authority

The Federal Food, Drug and Cosmetic Act (“FDCA”) and the AIA authorize the FDA to regulate the marketing and distribution of hemp products in interstate commerce that are intended for consumption, including topical use. Pursuant to its jurisdiction, FDA may regulate hemp as a feed, food, dietary supplement, cosmetic or drug depending on the intended use of the hemp and whether the hemp is otherwise a permissible ingredient for a particular intended use. The AIA expressly preserves the FDA’s authority over “hemp” that is intended to be used as a drug, device, cosmetic, food (including animal food), dietary supplement, or tobacco product.

Generally, hemp-derived CBD products that are intended for ingestion and intended to support the normal function/structure of the body or added as an ingredient in food, may be considered a dietary supplement or conventional food under the FDCA. However, FDA has taken the position through advisory Warning Letters that CBD products are precluded from being marketed as dietary supplements or as food because CBD is subject to statutory exclusions designed to protect the integrity of the drug approval process.

Specifically, the statutory definition of a “dietary supplement” excludes an “article” that has been approved as a drug under section 505 of the FDCA. The term “dietary supplement” also excludes “an article” if (1) it has been authorized for investigation as a new drug; (2) substantial clinical investigations have been instituted on the article and their existence made public; and (3) it was not marketed as a food or dietary supplement prior to being authorized for investigation as a new drug. For purposes of this exclusion, the FDA has interpreted “authorized for investigation as a new drug” to mean that an Investigational New Drug application (“IND”) has been submitted for the active ingredient or active moiety.

FDA has taken the position that hemp-derived CBD cannot be marketed as dietary supplement because a CBD isolate has been approved as a drug, Epidiolex, and prior to approval, was subject to substantial clinical investigations under an IND. Further, FDA has stated that it has not been provided with the evidence needed to overcome this exclusion. The FDA asserts this same position with regard to products marketed as food under a separate, but identical, statutory provision applicable to “food” broadly. As such, FDA takes the position that hemp-derived CBD products intended for ingestion may be adulterated.

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That being said, FDA has yet to take enforcement action against CBD products and has initiated a regulatory process to determine whether there is a regulatory pathway to permit the marketing of these products. Indeed, FDA in recognizing the significant increase in hemp-derived CBD products on the market, the Agency held a public meeting on May 31, 2019 requesting scientific information and data regarding the safety, manufacturing, product quality, marketing, labeling, and sale of products containing hemp-derived CBD. It further requested that comments be filed with the agency by July 2, 2019. This meeting and request for comments signaled FDA’s intent to consider various regulatory options for CBD products, including but not limited to (1) requiring companies to seek approval to market such product; (2) issuing regulations setting forth the conditions which such products may be marketed in food and dietary supplements; or (3) prohibiting the use of hemp-derived CBD in foods and dietary supplements. With that said, there is significant regulatory uncertainty around this category which makes it difficult to predict the likely outcome of this process FDA has initiated.

d. Hemp-derived CBD products are subject to regulation on the state level.

Although the AIA provided clarity regarding the status of hemp-derived CBD under the federal CSA, the AIA did not address the myriad of state laws and regulations governing such products. For example, hemp-derived CBD still meets the definition of a controlled substance under certain laws.

FDA Warning Letter

PotNetwork Holdings received a Warning Letter from the U.S. Food and Drug Administration on March 28, 2019 related to the marketing of CBD products by Diamond CBD, a subsidiary of the Company.

First, in the Warning Letter, FDA alleged that some claims made by Diamond CBD on its website established that the products were unapproved new drugs. Specifically, FDA alleged that the claims suggested that the products were intended to cure, mitigate, treat, or prevent disease, the definition of a drug under section 201(g)(1)(B) of the FDCA. These claims included references to clinical studies on CBD demonstrating health benefits for patients with certain diseases, including Alzheimer’s and diabetes. Based on these claims, the FDA considered the products to be unapproved new drugs in violation of the FDCA.

Next, FDA alleged that the products cannot lawfully be marketed as a dietary supplement because the Agency has concluded that CBD is excluded from the definition of a dietary supplement. Specifically, the section 201(ff)(3)(B)(i) and (ii) of the FDCA excludes from the definition of “dietary supplement” articles that are active ingredients in drugs or for which substantial investigations as a drug have commenced if the substances were not marketed as food or dietary supplements prior to the approval of the drug or commencement of the investigation. CBD isolate is the active ingredient in the approved drug, Epidiolex, and substantial clinical investigations have been conducted under IND. FDA has taken the position that there is no evidence that CBD was marketed as a food and dietary supplement prior to the approval or investigation of these drugs and, therefore, the hemp-derived CBD products do not meet the definition of a dietary supplement. Consequently, such products may violate the FDCA.

Finally, 301(ll) of the FDCA prohibits food from containing an approved drug or drug for which substantial clinical investigations have been instituted unless such drug was marketed as food prior to the approval of the drug or institution of the clinical investigation. As discussed, FDA has taken the position that there is no evidence that CBD was not marketed as food prior to substantial clinical investigations on CBD conducted under IND were made public. The Warning Letter states that the Diamond CBD products containing a Nutrition Facts panel are not appropriately marketed because the presence of CBD excludes the product from being marketed as a food. Consequently, such products may violate the FDCA.

PotNetwork has taken significant steps to respond to FDA concerns enumerated in the March 28, 2019 Warning Letter. Diamond CBD has removed all claims from the website that are referenced in the Warning Letter has suggesting that the hemp-derived CBD products are intended to be used as a drug. PotNetwork also retained Venable LLP to serve as regulatory counsel. At counsel’s instruction, Diamond CBD has also removed other claims in an effort to ensure compliance with the FDCA and be responsive to FDA’s concerns.

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Additionally, counsel provided a written response to the Warning Letter on April 30, 2019 identifying the changes implemented by Diamond CBD and responding to the allegations related to CBD prohibition in a dietary supplement. As of date of this filing, PotNetwork has not received a response from the Agency. Nor has it been the subject of any other enforcement action.

Importantly, the Letter did not state or imply any consumer or other complaint relating to any of Company’s products in terms of their purity, quality, or safety.

Despite our corrective actions in response to the Warning Letter, as a Company regulated by the FDA and the FTC, we may be subject to enforcement actions by either agency. Enforcement actions by FDA may include a seizure of our products, an injunction issued by a federal court preventing us from selling our products, civil monetary penalties, or, in egregious circumstances, criminal prosecution. The potential enforcement actions that may be taken by the FTC include an injunction in a Federal District Court, an Administrative Cease and Desist Order, or civil monetary penalties. Finally, it is possible that FDA may decide to prohibit the use of hemp-derived CBD in foods and/or dietary supplements.

We have a limited operating history and operate in a new industry, and we may not succeed.

The consumer products business is a highly competitive and risky business, and such competition from companies much bigger than us could adversely affect our operating results.

We compete with many national, regional and local businesses. We could experience increased competition from existing or new companies in our channel, which could create increasing pressures to grow ours. If we are unable to maintain our competitive position, we could experience downward pressure on prices, lower demand for our products, reduced margins, the inability to take advantage of new business opportunities and the loss of channel share, which would have an adverse effect on our operating results. Other factors that could affect our business are:

•	Consumer tastes
•	National, regional or local economic conditions
•	Disposable purchasing power
•	Demographic trends; and
•	The price of special ingredients that go into our products.

Increases in the cost of ingredients, labor and other costs could adversely affect our operating results.

Our principal products contain hemp-derived CBD oil. Increases in the cost of ingredients in our products could have a material adverse effect on our operating results. Significant price increases, market conditions, weather, acts of God and other disasters could materially affect our operating results. An increase in our operating costs could adversely affect our profitability. Factors such as inflation, increased labor and employee benefit costs and increased energy costs may adversely affect our operating costs. Many of the factors affecting costs are beyond our control and we may not be able to pass along these increased costs to our customers.

We do not have long-term contracts with many of our suppliers, and as a result they could seek to increase prices or fail to deliver.

We typically do not rely on written contracts or long-term arrangements with our suppliers. Although we have not experienced significant problems with our suppliers, our suppliers may implement significant price increases or may not meet our requirements in a timely fashion, if at all. The occurrence of any of the foregoing could have a material adverse effect on our operating results.

Any prolonged disruption in the operations of any of our packaging facilities could harm our business.

Any prolonged disruption in the operations of any facilities that perform our packaging, whether due to technical or labor difficulties, destruction or damage to the facility, real estate issues or other reasons, could result in increased costs and reduced revenues and our profitability and business results could be harmed.

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Loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully.

Our ability to successfully grow our brand depends on our ability to attract and retain professionals with talent, integrity, enthusiasm and loyalty to our corporate team. If we are unable to attract or retain key personnel, our profitability and growth potential could be harmed.

We may not be able to adequately protect our intellectual property, which could harm the value of our brand and branded products and adversely affect our business.

We depend in large part on our brand and branded products as well as on our proprietary processes and believe that they are very important to our business. We rely on a combination of trademarks, copyrights, trade secrets and similar intellectual property rights to protect our brand and branded products. The success of our business depends on our continued ability to use our existing trademarks in order to increase brand awareness and further develop our branded products in both domestic and international markets. We have registered, or will register, certain trademarks in the United States and may elsewhere. We may not be able to adequately protect our trademarks and our use of these trademarks may result in liability for trademark infringement, trademark dilution or unfair competition. We may from time to time be required to institute litigation to enforce our trademarks or other intellectual property rights, or to protect our trade secrets. Such litigation could result in substantial costs and diversion of resources and could negatively affect our sales, profitability and business results regardless of whether we are able to successfully enforce our rights.

Our annual and quarterly financial results are subject to significant fluctuations depending on various factors, many of which are beyond our control, which could adversely affect our ability to satisfy our debt obligations as they become due.

Our sales and operating results can vary significantly from quarter to quarter and year to year depending on various factors, many of which are beyond our control. These factors include:

•	Variations in the timing and volume of our sales
•	The timing of expenditures in anticipation of future sales
•	Sales promotions by us and our competitors
•	Changes in competitive and economic conditions generally
•	Foreign currency exposure

Consequently, our results of operations may decline quickly and significantly in response to changes in order patterns or rapid decreases in demand for our products. We anticipate that fluctuations in operating results will continue in the future. The Company’s operating results may vary. We may incur net losses. The Company expects to experience variability in its revenues and net profit. While we intend to implement our business plan to the fullest extent we can, we may experience net losses. Factors expected to contribute to this variability include, among other things:

•	The general economy
•	The regulatory environment pertaining to our products
•	Climate, seasonality and environmental factors
•	Consumer demand
•	Transportation costs
•	Competition in products

You should further consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material delays in the operation of our business, in particular with respect to our new products. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

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We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

•	Cash provided by operating activities
•	Available cash and cash investments
•	Capital raised through debt and equity offerings

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Our stock price has been extremely volatile, and our common stock is not listed on a national stock exchange; as a result, stockholders may not be able to resell their shares at or above the price paid for them.

The market price of our common stock as has been historically volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. Further, our common stock is not listed on a national stock exchange; we intend to list the common stock on a national stock exchange once we meet the entry criteria. An active public market for our common stock currently exists on the OTC Markets (www.otcmarkets.com) but may not be sustained. Therefore, stockholders may not be able to sell their shares at or above the price they paid for them.

Among the factors that could affect our stock price are:

•	Industry trends and the business situation of our suppliers
•	Actual or anticipated fluctuations in our quarterly financial and operating results and operating results that vary from the expectations of our management or of securities analysts and investors
•	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results
•	Announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors
•	Regulatory and legislative developments
•	Litigation
•	General market conditions
•	Other domestic and international macroeconomic factors unrelated to our performance
•	Changes in key personnel

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Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time, or a substantial portion of our total outstanding shares of preferred stock may be converted to common stock and sold into the market at any time. Some of these shares are owned by the management of the Company, and we believe that such holders have no current intention to either convert their preferred stock into common stock or to sell a significant number of shares of their common stock into the market. If all of the major stockholders were to decide to sell large amounts of stock over a short period of time such sales could cause the market price of our common stock to drop significantly, even if our business is performing well.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

The success of our new and existing products and services is uncertain.

We have committed, and expect to continue to commit, significant resources and capital to develop and market existing product enhancements and new products. We cannot assure you that we will achieve market acceptance for all of our products, or of new products that we may offer in the future. Moreover, these new products may be subject to significant competition with offerings by new and existing competitors. In addition, new products and enhancements may pose a variety of challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products or enhancements could seriously harm our business, financial condition and results of operations.

Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our products by consumers. Although we believe that our products in the United States are gaining increasing consumer acceptance, we cannot predict that this trend will continue in the future.

As we expand our operations, we may be unable to successfully manage our future growth.

Since inception, our business has grown. This growth has placed substantial strain on our management, operational, financial and other resources. If we are able to continue expanding our operations in the United States and in other countries where we believe our products will be successful, as planned, we may experience periods of rapid growth, which will require additional resources. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. In addition, we will need to expand the scope of our infrastructure and our physical resources. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

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Any future litigation could have a material adverse impact on our results of operations, financial condition and liquidity, particularly since we do not currently have director and officer (“D&O”) insurance. Our lack of insurance may also make it difficult for us to retain and attract talented and skilled directors and officers. While we intend to apply for D&O insurance, we cannot guarantee that such application will be accepted.

Despite our significant efforts in product quality control, we face risks of litigation from customers and others in the ordinary course of business, which may divert our financial and management resources. Any adverse litigation or publicity may negatively impact our financial condition and results of operations.

Claims of illness or injury relating to product quality or handling are common in the consumer products industry. While we believe our processes and high standards of quality control will minimize these instances, there is always a risk of occurrence, and so despite our best efforts to regulate quality control, litigation may occur. In that event, our financial condition, operating results and cash flows could be harmed.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have no directors and officers liability (“D&O”) insurance to cover such risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company. While we intend to attempt to obtain such insurance, there can be no assurance that we will be able to do so at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While neither Colorado law nor our articles of incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Colorado law. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our prior operating results may not be indicative of our future results.

You should not consider prior operating results with respect to revenues, net income or any other measure to be indicative of our future operating results. The timing and amount of future revenues will depend almost entirely on our ability to sell our products to new customers. Our future operating results will depend upon many other factors, including:

•	The level of product and price competition,
•	Our success in expanding our distribution network and managing our growth,
•	Our ability to develop and market product enhancements and new products,
•	The timing of product enhancements, activities of and acquisitions by competitors,
•	The ability to hire additional qualified employees, and
•	The timing of such hiring and our ability to control costs.

Our current Board of Directors consists of only two people

Gary Blum and Kevin Hagen are our sole directors.

We only have one outside Director which could create a conflict of interests and pose a risk from a corporate governance perspective.

Our Board of Directors consists of only two directors, only one of whom is an outside or independent director. The lack of independent directors may prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence. For example, an independent Board can serve as a check on management, which can limit management taking unnecessary risks. Furthermore, the lack of independent directors creates the potential for conflicts between management and the diligent independent decision-making process of the Board. Furthermore, our lack of outside directors deprives our company of the benefits of various viewpoints and experience when confronting the challenges we face. With only a single independent director sitting on the Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

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Requirements associated with being a reporting public company require significant company resources and management attention.

We have filed a Form 10 registration statement with the U.S. Securities and Exchange Commission (“SEC”). Since the Form 10 became effective, we have been subject to the reporting requirements of the Exchange Act and the other rules and regulations of the SEC relating to public companies. We are working with independent legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as an SEC reporting company. These areas include corporate governance, internal control, internal audit, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal control over financial reporting. However, we cannot provide assurances that these and other measures we may take will be sufficient to allow us to satisfy our obligations as an SEC reporting company on a timely basis.

In addition, compliance with reporting and other requirements applicable to SEC reporting companies will create additional costs for the Company and will require the time and attention of management and may require the hiring of additional personnel and legal, audit and other professionals. We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the impact that our management’s attention to these matters will have on our business.

Our preferred shareholders have voting control.

The holders of our Series A Preferred Stock have voting control over the Company. As a result, they have the ability to control substantially all matters submitted to our stockholders for approval including:

•	Election of our board of directors;
•	Removal of any of our directors;
•	Amendment of our articles of incorporation or bylaws; and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, each share of Class A preferred stock is convertible into 0.01% of the total number of shares of Common Stock outstanding at the Conversion Time. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

Based on the preceding and upon a total quantity of issued and outstanding shares of common stock as of February 8, 2021 of 871,974,924 that post-split is approximately 87,197,492, each share of Class A preferred stock is convertible into 8,720 shares of common stock post-split. As a result, if each of the two Class A preferred shareholders listed were able to convert 100% of each’s Class A preferred stock, Kevin Hagen, who holds 20,742 Class A preferred shares, would receive 180,870,240 shares of common stock post-split; and Elinor Taieb, who holds 13,547 Class A preferred shares, would receive 118,129,840 shares of common stock post-split.

Our preferred stock may have rights senior to those of our common stock which could adversely affect holders of common stock.

Our articles of incorporation give our Board of Directors the authority to issue additional series of preferred stock without a vote or action by our stockholders. The Board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock in the future may adversely affect the rights of holders of our common stock. Any such authorized class of preferred stock may have a liquidation preference - a pre-set distribution in the event of a liquidation - that would reduce the amount available for distribution to holders of common stock or superior dividend rights that would reduce the amount of dividends that could be distributed to common stockholders. In addition, an authorized class of preferred stock may have voting rights that are superior to the voting right of the holders of our common stock.

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We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, although some of these exemptions are available to us as a smaller reporting company (i.e. a company with less than $75 million of its voting equity held by affiliates). We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, investors may need to sell their shares of our common stock to realize a return on their investment, and they may not be able to sell such shares at or above the price paid for them.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of existing stockholders’ interests in the Company and could depress our stock price.

Our Articles of Incorporation authorize 1,500,000,000 shares of common stock, of which 871,974,924 are outstanding on February 8, 2021; 50,000 shares of series A preferred stock, of which 34,289 are outstanding on December 31, 2020. Giving effect to the post-split of the common stock and the pending announced reduction in the total authorized shares concomitant with the reverse split of the common stock, the Company would have approximately 87,197,492 shares issued and outstanding post-split and 750,000,000 shares of common stock authorized. Moreover, our Board of Directors is authorized to issue additional shares of our common stock and preferred stock. Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock or preferred stock convertible into common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

Because we will be subject to “penny stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer to deliver to its customers a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market prior to carrying out a transaction in a penny stock not otherwise exempt from the rules. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules.

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Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit your ability to buy and sell our stock, which could depress our share price.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

Because the exercise of your Subscription Rights is not revocable, you could be committed to buying shares of our common stock above the prevailing market price.

Once you exercise your Subscription Rights, you may not revoke such exercise even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. The market price of our shares of common stock may decline prior to the expiration of the Rights Offering or a Subscribing Rights holder may not be able to sell shares of our common stock purchased in this offering at a price equal to or greater than the Subscription Price. Until shares of our common stock are delivered upon expiration of the Rights Offering, you will not be able to sell or transfer the shares of our common stock that you purchase in the Rights Offering. Any such delivery will occur as soon as practicable after the Rights Offering has expired, payment for the shares of our common stock has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the section entitled “Risk Factors”.

All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise after the date of this prospectus, except where applicable law requires us to update these statements. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

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USE OF PROCEEDS

Assuming that all shares of our common stock are sold in the Rights Offering, including the full exercise of all Over-Subscription Privileges, we estimate that the net proceeds from the Rights Offering will be approximately $___ million, based on the Subscription Price of $___ per share after deducting estimated expenses payable by us.

We intend to use any net proceeds from the Rights Offering primarily for capital expenditures, new product development activities, and to support other working capital needs.

Our management will have broad discretion in the application of the net proceeds from the Rights Offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock began trading on the Pink Tier of the OTC Markets Group, Inc. under the symbol “POTN”. Prior to that, our common stock traded on the Pink Tier of the OTC Markets Group, Inc. The following table sets forth the high and low sale prices for our Common Stock for each quarterly period within the two most recent fiscal years. There has been minimal reported trading to date in the Company’s common stock.

The following table sets forth the high and low closing bid prices for our Common Stock for the fiscal quarter indicated as reported on the OTC. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Price Range
Period	High	Low
Year Ending December 31, 2019:
First Quarter	$.1750	$.0980
Second Quarter	$.1650	$.0577
Third Quarter	$.1049	$.0375
Fourth Quarter	$.052	$.021
Year Ending December 31, 2020:
First Quarter	$.0374	$.0135
Second Quarter	$.0169	$.0100
Third Quarter	$.0176	$.0121
Fourth Quarter	$.0135	$.0050

As of December 31, 2020, we had 2,292 shareholders of record of our common stock.

Dividends. We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. We expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders, at no charge, non-transferable Subscription Rights to purchase up to an aggregate of approximately 200,000,000 shares of our common stock. Each whole Basic Subscription Right will entitle you to purchase one share of our common stock from the date of issuance through its expiration at 5:00 PM, Eastern Time, on [●], 2021, unless extended. Each record holder will receive [●] Subscription Rights for each whole share of our common stock owned by such record holder as of the Record Date. Therefore, stockholders holding at least six shares of our common stock as of the Record Date will be eligible to participate in the Rights Offering. Each Subscription Right entitles the record holder to a Basic Subscription Right and an Over-Subscription Privilege.

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Basic Subscription Rights

Each whole Basic Subscription Right will entitle you to purchase one share of our common stock. For example, if you owned 1,000 shares of our common stock as of the Record Date, you will receive 10 Subscription Rights and will have the right to purchase [●] shares of our common stock for a total purchase price of $[●]. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights at all. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration, if applicable, we will seek to honor the Over-Subscription Privilege requests in full. If Over-Subscription Privilege requests exceed the number of shares available, however, we will allocate the available shares pro-rata among the record holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date, relative to the number of shares owned on the Record Date by all record holders exercising the Over-Subscription Privilege. If this pro rata allocation results in any record holder receiving a greater number of shares than the number for which the record holder subscribed pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of shares for which the record holder oversubscribed, and the remaining shares will be allocated among all other record holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

The Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed shares available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable after expiration of the Rights Offering.

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for shares pursuant to the Over-Subscription Privilege if all of our stockholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient shares are available following the exercise of Basic Subscription Rights.

Limitation on the Purchase of Shares

You may only purchase the number of whole shares purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if any. We will not issue fractional shares. To the extent that the number of shares of our common stock issuable upon exercise of the Subscription Rights that are distributed to you on the Record Date is not a whole number, the shares of our common stock issuable upon exercise of the Subscription Rights will be rounded down to the nearest whole share for purposes of determining the number of shares of our common stock for which you may subscribe.

Accordingly, the number of shares that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date and by the extent to which other stockholders exercise their Basic Subscription Rights and Over-Subscription Privileges, which we cannot determine prior to completion of the Rights Offering.

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Subscription Price

The Subscription Price per share is $___. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of the Company or our common stock. You should not assume or expect that, after the Rights Offering, our shares of common stock will trade at or above the Subscription Price in any given time period. The market price of our common stock may decline during or after the Rights Offering. We cannot assure you that you will be able to sell the shares of our common stock purchased during the Rights Offering at a price equal to or greater than the Subscription Price. You should obtain a current price quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

Non-Transferability of Subscription Rights

The Subscription Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 PM, Eastern Time, on ________________, 2021, which is the expiration of the Rights Offering. We will not be required to issue shares to you if the Subscription Agent receives your Subscription Rights Statement or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 AM, Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of our common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 PM, Eastern Time, on _______________, 2021, which is the Expiration Date that we have established for the Rights Offering.

Rights Offering May Be Terminated at Any Time

We may terminate the Rights Offering at any time and for any reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination.

Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-Subscription Privilege for a number of shares that exceeds the number of unsubscribed shares available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or penalty. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned as soon as practicable, without interest or penalty.

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Shares of Our Common Stock Outstanding After the Rights Offering

After giving effect to the Reverse Split [●] shares of our common stock were outstanding. Based on the foregoing, and assuming no other transactions by us involving our common stock prior to the expiration of the Rights Offering, if the Rights Offering is fully subscribed, approximately [●] shares of our common stock will be issued and outstanding. The exact number of shares that we will issue in the Rights Offering will depend on the number of shares that are subscribed for in the Rights Offering.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a stockholder of record, the number of shares you may purchase pursuant to your Subscription Rights is indicated on the enclosed Subscription Rights Statement. You may exercise your Subscription Rights by properly completing and executing the Subscription Rights Statement and Notice of Guaranteed Delivery (if applicable) and forwarding such documents, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 PM, Eastern Time, on ___________, 2021.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank, or other nominee, you will not receive a Subscription Rights Statement. Instead, we will issue 0.194539 Subscription Rights to such nominee record holder for each share of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed shares before the Rights Offering expires, if you wish to maximize the number of shares you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum number of shares that you wish to purchase.

Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with the shares of our common stock purchased in the Rights Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND

PLAN OF OPERATION

The following Management’s Discussion and Analysis of Financial Condition and Plan of Operations (“MD&A”) is intended to help you understand our historical results of operations during the periods presented and our financial condition. This MD&A should be read in conjunction with our consolidated financial statements and the accompanying notes to consolidated financial statements and contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PotNetwork Holdings, Inc., (the “Company” or the “Registrant”) was originally incorporated in Nevada in 1996 as H P Capital Corp. The Company redomiciled in Wyoming in 2004 and changed its name to My Medical CD, Ltd. In 2017, the Company redomiciled in Colorado, and changed its name to PotNetwork Holdings, Inc. The Company’s primary operational business is conducted through its subsidiary, First Capital Venture Co., whose subsidiary, Diamond CBD, Inc. (“Diamond CBD”) is engaged in the development and sales of hemp-derived CBD oil containing products.

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Results of Operations during the nine months ended September 30, 2020 as compared to the period ended September 30, 2019. (UNAUDITED)

For the nine-month period ended September 30, 2020 and 2019 we had revenues of $7,476,938 and $14,157,742 respectively, a decrease of 47%. The decrease in revenue is due to increased competition in the sector and less overall spending on marketing.

Our Gross Profit from the sale of all products for the nine-month period ended September 30, 2020 and September 30, 2019 was $2,821,664 and $5,600,056 respectively, or a decrease of 50%. Percentage gross margin decreased slightly to 37.7% from 39.5%. Continued growth of the overall consumer market for CBD products and anticipated increases in competition are anticipated to continue to create pressure on gross profit margins. Conversely, the expanded market is creating beneficial price fluctuations in the costs of ingredients as sources of supply expand which we believe will enable us to sustain comparable margins in the year ahead.

Our Net Profit for the nine-month period ended September 30, 2020 compared to September 30, 2019 decreased to ($749,142) from ($384,025), a decrease of 130%, attributable to a decrease in overall revenues and gross margin for the period.

Operating expenses for the nine-month period ended September 30, 2020 compared to September 30, 2019 decreased to $3,350,139 as compared to $5,736,099, a decrease of 41.6% attributable to a decrease in in each category of operating expenses during the period in 2020.

Total expenses for the nine-month period ended September 30, 2020 were $3,706,211 with interest expense being $356,072 compared to $5,984,081in total expenses and interest expense of $247,982 for the comparable period of 2019. A decrease of 38% year over year.

Liquidity and Capital Resources (UNAUDITED)

Assets decreased from $6,124,893 at the Company’s fiscal year end of December 31, 2019 to $5,399,991 at September 30, 2020. The decrease in the assets is attributable to a decrease in prepaid expenses, primarily in advances paid to the drop shipper.

Liabilities decreased from $5,907,000 as at December 31, 2019 to $5,876,828 as at September 30, 2020. The decrease is mainly attributed to a reduction in the outstanding balance of notes payable due to conversions to equity, and a reduction in 3rd party loans.

Cash Flow from Operating Activities (UNAUDITED)

Net cash from operations for the nine-month period ended September 30, 2020 was ($670,328) as compared to ($2,374,974) for the same period in 2019.

Cash Flow from Investing Activities (UNAUDITED)

Net cash provided by investing activities for the nine-month period ended September 30, 2020 was $189,816 as compared to $396,025 for the same period in 2019.

Cash Flow from Financing Activities (UNAUDITED)

Net cash provided by financing activities for the nine-month period ended September 30, 2020 was $443,560 as compared to $1,463,002 for the same period in 2019.

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Results of Operations during the three months ended September 30, 2020 as compared to the period ended September 30, 2019.

For the three-month period ended September 30, 2020 and September 30, 2019, we generated revenues of $2,486,678 and $3,629,621 respectively, a 31.5% decrease year over year.

Our Gross Profit from the sale of all products for the three-month period ended September 30, 2020 and September 30, 2019 was $803,776 and $1,447,819 respectively, or a decrease of 44.5%. Sales and marketing expenses decreased from $1,695,562 for the three-month period ended September 30, 2019 to $743,209 for the three-month period ended September 30, 2020, a decrease of 56%, and overall total operating expenses decreased for the same period from $1,868,023 to $1,180,451 a decrease of 58%. Our Net Profit (Loss) for the three-month period ended September 30, 2020 and September 30, 2019 decreased from ($504,968) in 2019 to ($466,797) in 2020, a change of 7.6%, attributable primarily to a reduction in total expenses for the period.

Liquidity and Capital Resources

As of September 30, 2020, we had $5,399,991 in total assets including cash and cash equivalents of $33,628 and $649,312 in accounts receivable and $4,717,051 in prepaid advances to our drop shipper, as compared to $6,124,893 in total assets on December 31, 2019 including cash and cash equivalents of $70,581 and $5,070,696 in prepaid advances to our drop shipper. A decrease in assets from December 31, 2019 to September 30, 2020 of 11.8%.

As of September 30, 2020, we had total liabilities of $5,741,424 consisting of accounts payable of $1,199,770, notes payable of $4,355,343 and amounts due to third parties of 26,412. In addition, we had a SBA payroll loan in the amount of $159,900. As of December 31, 2019, we had total liabilities of $5,907,000 including accounts payable of $1,673,501 and notes payable of $4,192,539 and an amount due a third party of $32,000, a year-to-date decrease of 2.8% in total liabilities.

Cash Flow from Operating Activities

Net cash from operations for the three-month period ended September 30, 2020 was ($87,660) as compared to ($314,744) for the same period in 2019.

Cash Flow from Investing Activities

Net cash provided by investing activities for the three-month period ended September 30, 2020 was $97,296 as compared to $9,875 for the same period in 2019.

Cash Flow from Financing Activities

Net cash provided by financing activities for the three-month period ended September 30, 2020 was ($12,674) as compared to $268,972 for the same period in 2019.

Results of Operations during the year ended December 31, 2019 as compared to the year ended December 31, 2018.

For the year ended December 31, 2019 and 2018, we had revenues of $15,060,840 and $25,583,761 respectively. This represents a decrease in revenue of $(10,522,921) or 41.1%. This decrease in revenue was due to distribution contraction as a result of the FDA Warning Letter, along with the paring and streamlining of the product lines in mid-2019.

Our Gross Profit from the sale of all products the year ended December 31, 2019 and 2018 was $4,816,604 and $8,959,433 respectively, or a decrease of 46.2%. Continued growth of the overall consumer market for CBD products and anticipated increases in competition are anticipated to continue to create pressure on gross profit margins.

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Our Net Profit (Loss) for the years ended December 31, 2019 and 2018 decreased to a Loss of $(3,367,831) from a Net Profit of $242,634 respectively, attributable to the decrease in gross profit.

Operating expenses for the nine-month period ended September 30, 2019 compared to September 30, 2018 decreased to $5,736,099 as compared to $7,325,012, a decrease of 21.7% attributable to a decrease in sales and marketing expense from $6,615,125 in the first nine months of 2018 to $5,108,343 during the same period in 2019.

Total expenses for the year ended December 31, 2019 were $8,184,434 with interest expense being $334,139 compared to $8,716,799 with interest expense of $10,560 for the comparable period of 2018.

Liquidity and Capital Resources

Assets increased from $5,214,529 at the Company’s fiscal year end of December 31, 2018 to $6,124,893 at December 31, 2019. The increase in the assets is attributable to an increase in accounts receivable and an increase in prepaid expenses, primarily an increase in advances paid to the drop shipper.

Liabilities increased from $4,082,194 as of December 31, 2018 to $5,907,000 as of December 31, 2019. The increase is mainly attributed to loans to the Company for its operating activities.

Cash Flow from Operating Activities

Net cash from operations for the year ended December 31, 2019 was $(3,599,572) as compared to $(2,636,858) for the same period in 2018.

Cash Flow from Investing Activities

Net cash provided by investing activities for the year ended December 31, 2019 was $2,453,389 as compared to $1,255,336 for the same period in 2018.

Cash Flow from Financing Activities

Net cash provided by financing activities for the year ended December 31, 2019 was $632,339 as compared to $1,711,376 for the same period in 2018.

Results of Operations during the year ended December 31, 2018 as compared to the year ended December 31, 2017

For the years ended December 31, 2018 and December 31, 2017, we generated revenues of $25,583,761 and $14,388,204, respectively, a 78% increase year over year. At year-end 2017, the Company was marketing 106 products under its various brand names. At year-end 2018, as the result of the addition of over 500 new items and SKU’s of existing products, the Company was marketing over 600 under its various brands. The increase is attributable to increased marketing expenditures, an expanded product line and an increase in sales personnel. Sales and marketing expenses increased from $3,491,555 for the year ended December 31, 2017 to $7,894,819 for the year ended December 31, 2018, an increase of 126%. General advertising expense increased from $577,586 to $1,967,766 year-over-year, an increase of 240%, and trade show expenses increased from $1,935,458 to $3,491.555 year-over-year, an increase of 63%. Additionally, in 2018, the Company invested $712,515 in direct marketing, and incurred an increase in merchant services expenses from $460,423 to $700,866. General and administrative expenses rose from $735,175 to $811,420 during the same period for an increase of 10%, primarily due to an increase in payroll during the period. As the Company continues to increase revenues in 2019, it is anticipated that overall expenses will continue to increase specific to marketing and increased payroll or related expense.

Our Gross Profit from the sale of all products for the year ended December 31, 2018 and December 31, 2017 was $8,959,433 and $5,069,933 respectively, or a slight reduction from 35.24% to 35.02%. Continued growth of the consumer market for CBD products and anticipated increases in competition are anticipated to continue to create pressure on gross profit margins. Conversely, the expanded market is creating beneficial price fluctuations in the costs of ingredients as sources of supply expand which we believe will enable us to sustain comparable margins in the year ahead.

Our Net Profit for the year ended December 31, 2018 and December 31, 2017 decreased from $301,603 to $242,634, a decrease of 19.6%, as a substantial portion of gross profit was reinvested into sales and marketing.

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Liquidity and Capital Resources

As of December 31, 2018, we had $5,214,529 in total assets including cash and cash equivalents of $584,425 and $4,630,104 in advances and accounts receivable, as compared to $1,806,342 in total assets including of cash and cash equivalents of $254,571 and $1,551,771 in advances and accounts receivable as of December 31, 2017. The increase is attributable to the adoption of the drop ship fulfillment model wherein advances are prepaid to the drop shipper. At December 31, 2018, unused advances paid to the drop shipper totaled $4,289,928, prepaid other expenses were $220,901.77 including $150,000 in prepayments for advertising material production, plus prepaid trade show expenses.

As of December 31, 2018, we had total liabilities of $4,082,195 consisting of accounts payable of $469,821, notes payable of $3,573,974 and an amount due a third party of $38,400. As of December 31, 2017, we had total liabilities of $2,171,978 including accounts payable of $270,980 and notes payable of $1,655,624 and an amount due a third party of $245,374. The increase in accounts payable is commensurate with our increase in revenue. Notes payable increased due to the Company selling a total of $2,225,000 in convertible notes during 2018. The reduction in the amount due to third parties between 2018 and 2017 is due to the conversion by two third parties of two 2016 convertible promissory notes in their entirety, leaving only the aggregate $38,400 balance at the end of 2018 (See Note 10 of the “Notes to the Financial Statements”). The remaining amount due third parties pertains to those two certain convertible promissory notes that are disputed and cited in the court cases described in Note 12 of the “Notes to the Financial Statements”.

Cash Flow from Operating Activities

Net cash from operations for the year ended December 31, 2018 was $(925,483) as compared to ($117,910) for the year ended December 31, 2017.

Cash Flow from Investing Activities

Net cash provided by investing activities for the year ended December 31, 2018 was $1,255,336 as compared to $224,841 for the year ended December 31, 2017.

Cash Flow from Financing Activities

Net cash provided by financing activities for the year ended December 31, 2018 was $0 as compared to $0 for the years ended December 31, 2017.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principle generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Critical Audit Matters

For a discussion of critical audit matters, see the audit report for the period and the explanatory notes provided by the Company.

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A summary of significant accounting policies is included in Note 2 to the consolidated financial statements included in this Registration Statement. Of these policies, we believe that the following items are the most critical in preparing our financial statements.

USE OF ESTIMATES: Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

REVENUE RECOGNITION – DIAMOND CBD BUSINESS

Revenue from sale of goods is measured at fair value of the consideration received or receivable and is recognized in the statement of comprehensive income of the Company when significant risks and rewards of the ownership of the goods have been transferred to the buyers. The Company applied the five step model of revenue recognition under ASC 606 to its ecommerce platform. The following describes each step of ASC606 and how the Company applied it making its revenue recognition determination:

Step 1: “Identify the contract with a customer”:

A.	The Company’s ecommerce website makes the offer to the customer.

B.	The customer chooses the product(s) and quantities of each.

C.	The customer enters its credit card information.

D.	The contract between the company and the customer is concluded when the authorization is taken vis-à-vis the merchant account which processes the credit card payment.

Step 2: “Identify the performance obligations in the contract”. The Company ships the merchandise and subsequently records the customer payment.

Step 3: “Determine the transaction price”. The website states each product’s regular price, and applicable sale price which is the amount that the customer pays the company.

Step 4: “Allocate the transaction price to the performance obligations in the contract”. The company’s ecommerce platform applies any quantity discount or other discount offered by the Company automatically.

Step 5: “Recognize revenue when the entity satisfies a performance obligation”. The Company records the sale upon the order’s shipping, identified by a tracking number.

ACCOUNTS RECEIVABLE: Accounts Receivable (AR) is the payment which the Company will receive from its customers who have purchased its goods & services in the last month of the year and on credit terms. Usually the credit period is short, approximately a few days.

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ASSESSMENT OF COLLECTABILITY:

•	Receivables supervisor is authorized to collect delinquent accounts

•	The Treasurer has the authority to assign accounts to a third party for collection

•

Recording of Accounts Receivable: All amounts due on physical delivery of the merchandise from the drop shipper, must be promptly recorded as an accounts receivable. Each account receivable must be recorded and maintained until payment is received or the recorded amount is written off or extinguished.

•

An adequate provision for doubtful accounts must be established. When all reasonable efforts fail to collect an account receivable and it has been approved for write off, the related provision for doubtful accounts should be reduced.

•

Control and Subsidiary Accounts: The accounting system incorporates control accounts, where applicable, to ensure the completeness and accuracy of individual accounts. The Receivables supervisor must maintain subsidiary accounts for individual debtors in a manner that discloses, at a given point in time, the aggregate amount owed by each debtor as well as individual amounts making up the aggregate amount. Monthly, the subsidiary accounts for each accounts receivable must be reconciled with the control account.

•

Checks that are returned from the bank as nonnegotiable are assessed a returned cheque charge. If there are 2 cheques returned from the same customer within a month, no further cheques will be accepted from the customer unless the cheques are certified, until there is an acceptable payment history for a further one year period.

•	Statements to Debtors: Statements must be issued to debtors, on a monthly basis, providing meaningful and concise information on the status of their debts.

•	Accounts receivable are considered overdue when a debtor does not pay or resolve the debt within 30 days from the invoice date or a written request for payment to the debtor.

•	All actions taken to collect overdue accounts must be documented.

•

If there is no response after the initial contact at the 30-day point (within 30-day period 60 days from date of invoice), accounts will be forwarded to Treasury Staff to take prompt and vigorous action to collect overdue accounts receivable.

•

Accounts receivable, in most cases, should be at least 30 days overdue (i.e., 60 days after invoice notification), before staff advises debtors that their accounts are overdue and that the accounts may be:

o	turned over to a private collection agency;
o	subject to legal action;
o	credit privileges will be revoked; and/or account may be suspended.

Most Recent accounting pronouncements

Refer to Note 2 in the accompanying consolidated financial statements.

Impact of Most Recent Accounting Pronouncements

There were no recent accounting pronouncements that have had a material effect on the Company’s financial position or results of operations.

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DESCRIPTION OF BUSINESS

PotNetwork Holdings, Inc., (the “Company”) was originally incorporated in Nevada in 1988 as H P Capital Corp. The Company redomiciled in Wyoming in 2004 and changed its name to My Medical CD, Ltd. From May 2016 to March 2017, the Company was known as SND Auto Group, Inc. On March 3, 2017, the Company redomiciled in Colorado, and changed its name to PotNetwork Holdings, Inc.

On January 30, 2017 the Company acquired via reverse triangular merger 100% ownership of the privately-held First Capital Venture Co., a Florida corporation. First Capital Venture Co. is the owner of Diamond CBD, Inc. which sells numerous hemp-derived CBD products. Pursuant to the Share Exchange and Reorganization Agreement, the shareholders of First Capital Venture Co. exchanged their shares for an aggregate total of 50,000 Class A preferred shares of the Company, wherein said shareholders would own 100% of this class of stock (the “Class A Preferred Shareholders”), which in the aggregate conferred voting control of the Company. First Capital Venture Co. became a wholly-owned subsidiary of the Company as result of the transaction.

On June 8, 2017, pursuant to a Stock Purchase Agreement, the Company acquired all the capital stock of PotNetwork Media Group, Inc., a Nevada corporation (“PMG”), in exchange for 3,000,000 shares of the Company’s common stock issued to the shareholders of PMG, and the cancellation of a $50,000 promissory note between the Company and PMG. As a result, PMG became a wholly-owned subsidiary of the Company. PMG is the owner and operator of the website www.potnetwork.com, an informational website on the cannabis industry, and is the publisher of the magazine, “PotNetwork.” PMG does not market any products. PMG

Therefore, the Company has two (2) wholly-owned subsidiaries:

•	First Capital Venture Co., a Florida corporation which owns as its wholly-owned subsidiary, Diamond CBD, Inc., a Delaware corporation; and
•	PotNetwork Media Group, Inc., a Nevada corporation.

Existing Products Sold by Diamond CBD

The Company’s primary business is conducted through its subsidiary, First Capital Venture Co., whose subsidiary, Diamond CBD, Inc. (“Diamond CBD”) is engaged in the development and sales of hemp-derived CBD oil containing products. Generically, products containing hemp-derived CBD are frequency sold as dietary supplements. Diamond CBD offers for sale a majority of its products direct to consumers via its website at http://www.diamondcbd.com/.

Hemp-derived CBD is distinguishable from CBD derived from marijuana in that hemp-derived CBD contains not more than 0.3 percent of THC, while marijuana-derived CBD contains in excess of this amount. Marijuana and marijuana-derived CBD are regulated under the Controlled Substances Act; hemp-derived CBD is not. Hemp-derived CBD is regulated under the Agricultural Act of 2018, known as the “Farm Bill”, and the regulations of the Federal Food and Drug Administration (“FDA”).

The 2018 Farm Bill allows for the interstate sale and transfer of hemp-derived products for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. The Farm Bill ensures that any cannabinoid—components of CBD —that is derived from hemp will be legal, if that hemp is produced in a manner consistent with the Farm Bill, associated federal regulations, associated state regulations, and by a licensed grower as defined in the Farm Bill.

The Company believes that all products produced and marketed by it, are in compliance with the Farm Bill and all other federal and state law and regulation.

Diamond CBD’s products are marketed under multiple brand names, including “Diamond CBD”, “Chill”, “Relax”, “Blue CBD”, “Diamond Hemp”, “CBD Oil BioTech”, “Meds BioTech”, “Yum Yum Edibles” and “MediPets”, as well as many other brand names. In total, Diamond CBD offers over 500 products in variations by flavor, concentration of CBD and size that are sold over a nationwide distribution network. The overall product line, because of its size, is constantly in flux as new products are added and products are culled based on several factors including, but not limited to, consumer acceptance, inventory levels, and replacement as the result of incremental improvement.

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While most of Diamond CBD’s products are geared to human health and wellness, its “MediPets” product line, introduced in 2018, is targeting the U.S. consumer pet food and treats marketplace. Pet food and treats sales in the United States increased 6.5% to reach US $36.9 billion in 2019, up from $34.5 billion in 2018, according to American Pet Products Association (APPA) calculations. APPA analysts forecast pet food and treat sales to rise 4% in 2020 overall. “MediPets” is a line of hemp-derived CBD oils pet food and edible treats for dogs and cats, that are 100% natural and organic. Along with the company’s Pet CBD food for small, medium, large dogs and cats, these products offer pet owners a new way to support their pet’s wellness in a non-invasive, non-toxic way. Rising pet ownership combined with increased consumer spending on premium natural and organic pet care products are fundamental factors helping to drive overall growth in this market.

The products marketed by Diamond CBD are grouped in the following categories:

•	Flavored and unflavored CBD oils in varying concentrations
•	Edibles such as chewable “gummies”, crumble “dabs”, and other edible forms
•	Beverage energy/relaxation “shots”, coffees and teas
•	CBD topical application creams in varying concentrations (including the premium “CBD Oil BioTech” brand)
•	CBD containing lotions, body and hair oils, cleaners, body washes and butters
•	CBD containing condiments (e.g., hot sauces, BBQ sauces, peanut butter)
•	CBD combined with other dietary health and wellness supplements packaged in capsule form (e.g., Meds BioTech CBD Collagen Capsules, Meds BioTech CBD CoQ10 Capsules, etc.)
•	Pet (dog and cat) wellness products in various dosages and delivery formats (the “MediPets” brand)
•	Hemp Toke Hemp Cigarettes
•	CBD bath bombs, salts and rubs
•	Vaping pens and additives
•	Miscellaneous other products

Consumer markets served by Diamond CBD are extensive. In terms of geography, the products are sold wherever legal and the Company stipulates to its distribution channels that the products may only be sold to end-user persons eighteen years of age or older (See Item 1A “Risk Factors” for a further explanation of the laws regarding the sale of hemp-derived CBD products). Initially, the Company focused distribution on market segments receptive to hemp-derived CBD products, such as vape shops, smoke shops and various countercultural focused retail outlets. Distribution was greatly expanded throughout 2017 and 2018 as the result of investment in new products and channel marketing (e.g., product catalogues and sell sheets, trade show and conference attendance, channel specific sales force), resulting in a vast broadening of distribution footprint and accelerated market growth, market penetration and revenue generation. For example, with the addition of specialized product lines, such as Meds BioTech and MediPets, the Company has been able to enter into new market segments such as vitamin/supplement shops, fitness centers, wellness practitioners of various disciplines, pet supply stores, and veterinary channels.

The strategic intent of the marketing plan in 2017 and 2018, has been to create a defendable “marketing wall” around distribution channels and retail outlets to minimize competition exposure. The Company has expended more than $11,000,000 in sales and marketing in 2017 and in 2018 combined. In parallel with distribution strategies, the Company has embraced various cause-related marketing initiatives in association with non-profit entities in order to position itself as socially conscious. Diamond CBD is engaged in select target market consumer awareness and brand preference campaigns, and is launching in 2019, two new national sales programs, one to educate and sell its products to consumers in shopping malls, and one to sell its products directly to brick-and-mortar resellers in metro markets in Florida via a fleet of mobile sales vans stocked with displays and product for immediate placement.

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Product Formulation and Production

Diamond CBD uses its commercial suppliers and contract manufacturers for its product research and development, formulation, quality testing, production and packaging. These suppliers and manufacturers hold, as required, the necessary regulatory and other licenses/permits specific to each one’s activity. Diamond CBD outsources fulfillment as well. The Company has adopted a drop shipment fulfillment model that allows the third-party supplier to ship the merchandise directly to each customer. Therefore, the Company does not hold any inventory. Any and all raw materials constituting active ingredients in its products are routinely tested by a third-party laboratory for purity and consistency of active ingredient concentrations. The Company owns its own propriety formulas for all its products, which it regards as trade secrets (the Company does not own any patents nor has any pending), and continuously is engaged in both new product development and product incremental improvement with its suppliers. New product development and incremental improvement costs are absorbed by each respective supplier as part of their overhead in providing services to the Company.

Sales Channels

In addition to selling its products directly to consumers from its website, Diamond CBD, and indirectly the Company, depends upon its network of distributors and resellers to represent its product in various U.S. geo-markets and consumer market segments. The Company historically has sold to numerous distributors across the U.S. that distribute to thousands of points of retail distribution. No single distributor has, or currently, represents more than 10% of the Company’s aggregate sales volume. The Company is continuously evaluating the performance of its distributors and sales channels and periodically restructures or updates its agreements and methods of distribution.

The Markets for Our Products

According to Global Industry Research, the global cannabidiol oil (CBD oil) market size was $414.7 million and it is expected to reach $3.2 billion by the end of 2026, with a compound annual growth rate of 33.5% during 2021-2026.

https://www.globenewswire.com/news-release/2020/07/30/2070078/0/en/Global-Cannabidiol-Oil-CBD-Oil-Market-2020-Growing-Rapidly-with-Modern-Trends-Development-Status-Investment-Opportunities-CAGR-of-33-5-Revenue-Demand-and-Forecast-to-2026-Says-Indu.html

The growth of the market shows that hemp-derived CBD products are becoming “mainstream” as consumers increasingly perceive them as providing wellness benefits.

Competition

Currently, in the United States, there are no businesses that can demonstrate or claim a dominant market share of the growing CBD products market. Competition, outside those companies that provide over 0.3 percent THC containing CBD in states where that is allowed under state law, is limited to numerous brands with geocentric distribution footprints. Overall, there are no major pharmaceutical manufacturing companies marketing general purpose CBD products into the overall CBD market at this time, although the Company is expecting such an entry in the future. Competition also includes many small regional marketers/packagers of CBD oil containing products that have limited distribution and economic resources.

Employees

The Company has thirteen full-time employees.

Patents and Trademarks

The Company holds trademark, “PotNetwork”, under U.S. registration number 86860539, registered on January 31, 2017, and expiring on January 31, 2027. It is used by the Company in its own branding and that of its website, PotNetwork.com.

The Company holds no patents, nor at this time, has any patent pending.

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Government Regulation

The current federal and state regulatory landscape for CBD products is in transition, as indeed it is globally. New regulations from governments at all levels are anticipated within the coming few years as worldwide consumer demand for CBD products in all kinds of consumer goods grows exponentially. The U.S. regulatory landscape particularly remains in flux with the FDA evaluating the current market situation in order to foster updated regulations and consumer guidance.

The Company’s products Are Not Subject to the Controlled Substances Act as its products manufacturing with hemp-derived CBD contain less than 0.3% of 9∆-THC. Congress’ passage of the 2018 Farm Bill removed hemp-derived CBD products from the federal Controlled Substances Act. However, hemp-derived CBD remains subject to FDA regulatory authority. For a detailed discussion on the current status of federal and state governmental regulation and law pertaining to our CBD-containing products, and the risks associated with the manufacturing and marketing of CBD products, see preceding section “Risk Factors”, and entry under heading:

“Our industry may become subject to expanded regulation and increased enforcement by the Food and Drug Administration (FDA) and the Federal Trade Commission (FTC)”

MANAGEMENT

Our directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Title
Gary Blum	80	Director
Lee Lefkowitz	50	CEO, President/CFO/Director

Gary L. Blum, 80, has been the Chairman of PotNetwork Holdings, Inc. since November 2015 and was its Chief Executive Officer from November 2015 until September 2017. Mr. Blum is also a practicing attorney since 1979 with the Law Offices of Gary L. Blum where his focus is advising a variety of closely held private companies as well as public companies in business, corporate, securities and entertainment law. Mr. Blum has served as a director of Rennova Health, Inc. since October 2017, and, from September 2009 until July 2017, served as the Chairman and CEO of Thunderclap Entertainment, Inc. Mr. Blum received his B.S., Magna Cum Laude, in Mathematics from Loras College in 1962; M.A. in Philosophy from the University of Notre Dame in 1966; and his J.D. and M.B.A. degrees from the University of Southern California Gould School of Law and Marshall School of Business, respectively, in 1978. He has been a member of the California State Bar since 1979.

Lee Lefkowitz, age 50, CEO, President, CFO, Director. For much of his career Mr. Lefkowitz has been a serial entrepreneur owning and operating his own businesses. Most recently he has invested in and co-founded All Natural Way Corp. and B2H LLC, companies operating in areas of CBD business that POTN does not. He also was an early investor in several other startup companies. Prior to 2015 he worked as an accountant, focusing on both domestic and international corporate accounts. Mr. Lefkowitz, in addition, has considerable experience managing multi-faceted accounting functions, and in the private sector has overseen and administered an over $10 million annual budget. He holds a BA in Psychology for the State University of New York as well as an AAS in Business Administration.

Family Relationships

There are no familial relationships among any of our officers or directors. None of our directors or officers is a director in any other reporting companies except as disclosed. The Company is not aware of any proceedings to which any of the Company‚ officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Board Committees

There are currently no committees of the Board of Directors.

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Code of Ethics

Our board of directors intends to adopt a code of ethics that our officers, directors and any person who may perform similar functions will be subject to.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our chief executive officer for services rendered in all capacities for the periods set forth below.

Summary Compensation Table

								Nonqualified
							Non-Equity	Deferred
Name and					Stock	Option	Incentive Plan	Compensation	All Other
Principal				Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	Salary		($)	($)	($)	($)	($)	($)	($)
Lee Lefkowitz, CEO (1)	2020	12,000		-0-	-0-	-0-	-0-	-0-	-0-	12,000

Kevin Hagen	2020	110,000		-0-	-0-	-0-	-0-	-0-	-0-	110,000
Former CEO (2)	2019	130,000		-0-	-0-	-0-	-0-	-0-	-0-	130,000
	2018	10,000		-0-	-0-	-0-	-0-	-0-	-0-	10,000

Richard Goulding	2018	49,000		-0-	-0-	-0-	-0-	-0-	-0-	49,000
Former CEO (3)	2017	16,000	(4)	-0-	-0-	-0-	-0-	-0-	-0-	16,000	(4)
	2016	-0-		-0-	-0-	-0-	-0-	-0-	-0-	-0-

Gary Blum	2020 2019	-0- -0-		-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Director	2018	-0-		-0-	170,000	-0-	-0-	-0-	-0-	170,000

___________

(1)	Stated as annual salary over 12 months to be paid. For 2020 received apportionment from Oct 22 to end of year.
(2)	Kevin Hagen resigned as CEO on October 22, 2020 and was replaced by Lee Lefkowitz.
(3)	Richard Goulding, M.D., resigned as CEO on October 25, 2018 and was replaced by Kevin Hagen, Esq.
(4)	Represents accrued salary attributed to that period in the employment agreement with Dr. Goulding entered into in July 2018.

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Employment Agreements

The Company entered into an employment agreement with Richard Goulding, M.D., prior CEO, on July 9, 2018 retroactive to September 5, 2017, for a period of one year. He was not engaged by the Company prior to that date. Under the terms of the agreement, Dr. Goulding received a base salary, received a initial common stock grant and common stock options. The agreement has expired and was not renewed.

The Company entered into an employment agreement with Lee Lefkowitz, President and CEO, on October 23, 2020 for a period of 24 months. He was not engaged by the Company prior to that date. Under the terms of the agreement, Mr. Lefkowitz receives a base salary and is to receive a common stock grant of 1,000,000 shares of restricted common stock during 2021.

The Company does not have, and has not had, any employment agreements with any other officers and directors

Compensation of Directors

Gary Blum, Chairman, was issued 2,000,000 shares of restricted common stock in 2019 in recognition of services performed in prior years as sole director of the Company. Lee Lefkowitz receives no compensation outside of his employment agreement for being a member of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

We maintain our offices at 3531 Griffin Road, Fort Lauderdale, FL 33312. The space is provided to the Company at no cost by Kevin Hagen, our CEO and president of our wholly owned subsidiary First Capital Venture Co.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 8, 2021, we had 871,974,924 common shares issued and outstanding, which post-split would be adjusted to 87,197,492 common shares. The following table sets forth certain information regarding our shares of common stock beneficially owned as of February 8, 2021, for (i) each stockholder known to be the beneficial owner of five percent (5%) or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within sixty (60) days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

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For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within sixty (60) days of the date of this Form 10. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the Closing Date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Common Stock Name and Address of Beneficial Owner (2)	Direct	Indirect	Total (1)	Percentage of Class

Executive Officers and Directors
Gary Blum	2,000,000	-0-	2,000,000	.23%
Kevin Hagen	27,750,000	-0-	27,750,000	3.18%
Murugan Venkat	-0-	-0-	-0-	-0-%
Officers and Directors as a Group	29,750,000	-0-	29,750,000	3.41%

Other 5% Holders
Elinor Taieb	64,651,438	-0-	64,651,438	7.73%

Class A Preferred Stock (3)	Direct	Indirect	Total	Percentage of Class
Kevin Hagen	20,742	-0-	20,742	60.4%
Elinor Taieb	13,547	-0-	13,547	39.5%

____________

(1)

Based on a total of issued and outstanding shares as of February 8, 2021 of 871,974,924, pre-reverse split, which post-split would adjust to 87,974,924 shares of common stock, but which post-split reductions would have no effect on the percentages of class.

(2)	The address of each officer is 3531 Griffin Road, Fort Lauderdale, FL 33312

(3)

Each share of Class A preferred stock is convertible into 0.01% of the total number of shares of Common Stock outstanding at the Conversion Time. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

Based on the preceding and upon a total quantity of issued and outstanding shares of common stock as of February 8, 2021 of 871,974,924 that post-split is approximately 87,197,492, each share of Class A preferred stock is convertible into 8,720 shares of common stock post-split. As a result, if each of the two Class A preferred shareholders listed were able to convert 100% of each’s Class A preferred stock, Kevin Hagen, who holds 20,742 Class A preferred shares, would receive 180,870,240 shares of common stock post-split; and Elinor Taieb, who holds 13,547 Class A preferred shares, would receive 118,129,840 shares of common stock post-split.

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PLAN OF DISTRIBUTION

On or about November 6, 2020, we will distribute the Subscription Rights, Subscription Rights Statements and copies of this prospectus to the holders of our common stock on the Record Date. If your shares are held in the name of a broker, dealer, bank, or other nominee, then you should send your subscription documents, and subscription payment to that broker, dealer, bank, or other nominee. If you are the record holder, then you should send your Subscription Rights Statement, and payment of your Subscription Price to the Subscription Agent hand delivery, first class mail or courier service to:

___________________________

___________________________

___________________________

See “The Rights Offering—Methods for Exercising Subscription Rights”.

The Subscription Rights are non-transferrable and will not be listed or quoted on any stock exchange or market. The shares of our common stock issuable upon exercise of the Subscription Rights are quoted on the OTC Markets’ Pink Tier under the symbol “POTN.”

We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Subscription Rights, and we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock underlying the Subscription Rights. Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the Rights Offering. Some of our employees may solicit responses from you as a holder of Subscription Rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the Rights Offering will be approximately $____.

DESCRIPTION OF REGISTRANT’S SECURITIES

The Company is authorized to issue up to 1,500,000,000 shares of common stock, $0.00001 par value. As of February 8, 2021, there were 871,974,924 shares of common stock issued and outstanding, which post-split would equal approximately 87,197,492 shares of common stock. The holders of our Common Stock are entitled to one vote per share held and have the sole right and power to vote on all matters on which a vote of stockholders is taken. Voting rights are non-cumulative. Common stockholders are entitled to receive dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore and to share pro rata in any distribution to stockholders. Upon liquidation, dissolution, or the winding up of our Company, common stockholders are entitled to receive the net assets of our Company in proportion to the respective number of shares held by them after payment of liabilities which may be outstanding. The holders of common stock do not have any preemptive right to subscribe for or purchase any shares of any class of stock of the Company. The outstanding shares of common stock will not be subject to further call or redemption and are fully paid and non-assessable. To the extent that additional common shares are issued, the relative interest of existing stockholders will likely be diluted.

Our Articles of Incorporation authorize the issuance by resolution of our Board of Directors of up to 50,000 shares of Class A preferred stock. As of February 8, 2021, we had 34,289 shares of Class A Preferred Stock issued and outstanding. Each share of Class A preferred stock is convertible into 0.01% of the total number of shares of Common Stock outstanding at the Conversion Time. On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation (or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the Company have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

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EXPERTS

The financial statements of PotNetwork Holdings, Inc. for the fiscal years ended December 31, 2019 and December 31, 2018 have been audited by Yusufali & Associates, LLC, an independent registered public accounting firm as set forth in its report and are included in reliance upon such report given on the authority of such firm as experts in accounting.

LEGAL MATTERS

Jonathan D. Leinwand, P.A., Aventura, Florida, will pass upon the validity of the shares of our common stock to be sold in this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering to sell. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of the registration statement by writing to the Securities and Exchange Commission and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains a website, which is located at www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s website.

As of July 9, 2019, we became subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www. Potnetworkholding.com. You may access our reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on such website is not incorporated by reference and is not a part of this prospectus.

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CONSOLIDATED FINANCIAL STATEMENTS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2019, 2018 AND 2017, AND

F-1

  POTNETWORK HOLDINGS INC.

As of September 30, 2020

BALANCE SHEET

	30-Sep-20	31-Dec-19
Assets
Current Assets
Cash/Bank Balances	$33,628	$70,581
Accounts Receivable
From Customers		$325,305
From related parties		$-
From others	$649,312	$649,312
Total Accounts Receivable	$649,312	$974,617
Advances - Drop Shipper	$4,717,051	$5,070,696
Prepaid Expenses		$9,000
Total Current assets	$5,399,991	$6,124,893
TOTAL ASSETS	$5,399,991	$6,124,893

Liabilities
Current Liabilities
Payables	$1,199,770	$1,673,501
Current portion of Notes Payable, convertible	$319,161	$358,949
Total Current Liabilities	$1,518,930	$2,032,450
Long-term Liabilities
Loan from 3rd Party with interest	$26,412	$32,000
EIDL loan from SBA	$159,900	$-
PPP loan from SBA	$135,404	$-
Notes Payable	$4,036,182	$3,842,550
Total long-term liabilities	$4,357,898	$3,874,550
Total Liabilities	$5,876,828	$5,907,000

Stockholders' Equity
Common: Authorized 1,500,000,000 shares, $.00001 par value; and 779,836,384 Issued and outstanding as of September 30, 2020 and 700,836,384 shares issued and outstanding as of December 31, 2019	$4,185,656	$3,995,840
Preferred Stock Class A Authorized - 50,000 shares, $.00001 Par value; and 34,289 Issued and outstanding, as of September 30, 2020 and 34,289 issued and outstanding as of December 31, 2019	$400	$400
Additional Paid-in Capital	$1,626,589	$1,626,589
Retained Earnings	$(6,289,482)	$(5,404,935)
Total Stockholders' Equity	$(476,837)	$217,893
Total Liabilities & Equity	$5,399,991	$6,124,893

The accompanying notes are an integral part of these financial statements.

F-2

POTNETWORK HOLDINGS INC.

INCOME STATEMENT

	3 months ended		9 months ended
	30-Sep-20	30-Sep-19	30-Sep-20	30-Sep-19
Revenue
Sales	$2,486,678	$3,629,621	$7,476,938	$14,157,742
Cost of goods sold	$1,682,902	$2,181,802	$4,655,274	$8,557,686
Gross profit	$803,776	$1,447,819	$2,821,664	$5,600,056

Operating expenses
Research and development	$-	$-	$-	$-
Sales & Marketing	$743,209	$1,695,562	$2,422,382	$5,108,343
General & Administrative Expenses	$437,242	$172,461	$927,757	$627,756
Total operating expenses	$1,180,451	$1,868,023	$3,350,139	$5,736,099

Financing expenses
Interest Exp	$90,122	$84,764	$356,072	$247,982
Total financing expenses	$90,122	$84,764	$356,072	$247,982

Total Expenses	$1,270,573	$1,952,787	$3,706,211	$5,984,081

Profit (Loss) before Income Tax	$(466,797)	$(504,968)	$(884,546)	$(384,025)
Provision for Income Tax	$-	$-	$-	$-
Net Profit (Loss)	$(466,797)	$(504,968)	$(884,546)	$(384,025)

Earnings per share	$(0.000599)	$(0.000721)	$(0.001134)	$(0.000548)
Basic and diluted	$(0.000599)	$(0.000721)	$(0.001134)	$(0.000548)

Basic and diluted weighted average common shares outstanding	779,836,384	700,836,384	779,836,384	700,836,384

The accompanying notes are an integral part of these financial statements.

F-3

POTNETWORK HOLDINGS INC.

CASH FLOWS STATEMENT

	3 months ended		9 months ended
	30-Sep-20	30-Sep-19	30-Sep-20	30-Sep-19
Net Income (Loss)	$(466,797)	$(504,968)	$(884,546)	$(384,025)
Adjustments to reconcile net income (loss)
Accounts Receivable from customers		$43,847		$55,860
Accounts Receivable from others	$751,810	$(500,000)	$353,644	$(500,000)
Other Assets	$54,401	$570,696	$334,305	$(1,189,851)
Payable	$(427,074)	$75,682	$(473,731)	$(356,963)
Total Adjustments to reconcile net income (loss)	$379,137	$190,224	$214,218	$(1,990,953)
Net cash from the current year operations	$(87,660)	$(314,744)	$(670,328)	$(2,374,978)
Investing
Common Stock	$97,296	$9,875	$189,816	$396,025
Preferred A Stock		$0		$0
Net cash provided by investing activities	$97,296	$9,875	$189,816	$396,025
Financing
Third Party Loan	$(14,636)	$640	$(13,356)	$1,920
PPP Loan from SBA			$159,900
EIDL Loan from SBA			$135,404
Notes Payable	$1,962	$268,332	$161,612	$1,461,082
Net cash provided by financing activities	$(12,674)	$268,972	$443,560	$1,463,002
Net change in cash and cash equivalents	$(3,038)	$(35,896)	$(36,953)	$(515,950)
Cash and cash equivalents, beginning of period	$36,666	$104,372	$70,581	$584,426
Cash and cash equivalents, end of period	$33,628	$68,476	$33,628	$68,476

The accompanying notes are an integral part of these financial statements.

F-4

POTNETWORK HOLDINGS, INC

STOCKHOLDERS' EQUITY

	Preferred	Preferred Share	Common		Surplus
	Shares	Capital	Shares	Amount	(Deficit)	Total
Balance as of Dec. 31, 2017	39,839	$400	569,920,485	$450,573	$(2,279,739)	$(1,828,766)
Shares Issued			215,444,227	$2,718,467		$2,718,467
Shares Cancelled			(216,000,000)			$(2,323,469)
Net Profit (Loss)					$242,634	$242,634
Balance as of Dec. 31, 2018	39,839	$400	569,364,712	$3,169,040	$(2,037,105)	$1,132,335
Shares Issued			131,471,672	$826,800		$826,800
Addl Paid-in Capital					$1,626,589	$1,626,589
Net Profit (Loss)					$(3,367,831)	$(3,367,831)
Balance as of Dec. 31, 2019	34,289	$400	700,836,384	$3,995,840	$(3,778,347)	$217,893
Shares Issued			79,000,000	$189,816		$189,816
Net Profit (Loss)					$(884,546)	$(884,546)
Balance as of Sep. 30, 2020	34,289	$400	779,836,384	$4,185,656	$(4,662,893)	$(476,837)

The accompanying notes are an integral part of these financial statements.

F-5

POTNETWORK HOLDINGS INC.

NOTES TO FINANCIAL STATEMETNS

September 30, 2020

(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

PotNetwork Holdings, Inc. is a publicly traded holding company trading under the symbol “POTN”. The Company website is www.potnetworkholding.com.

The Company has two (2) wholly-owned subsidiaries:

(1) First Capital Venture Co., a Florida corporation which has as its wholly-owned subsidiary, Diamond CBD, Inc., a Delaware corporation. First Capital Venture Co. was acquired by the Company on January 31, 2017.

(2) PotNetwork Media Group, Inc., a Nevada corporation

Since the acquisition of First Capital Venture Co., the focus of the Company has been the development of the business of Diamond CBD, Inc. PotNetwork Media Group, Inc. is an early stage company. Any other subsidiaries are dormant having ceased operations. Hence, the financial statements reflect principally the business results of Diamond CBD business.

Diamond CBD, Inc. focuses on the research, development, and multinational marketing of premium hemp extracts that contain a broad range of cannabinoids and natural hemp derivatives.

Diamond CBD’s catalog can be found in http://catalog.diamondcbd.com.

Since the acquisition of First Capital Venture Co. and Diamond CBD on January 31, 2017, Diamond CBD’s business has become the primary business of this Company. Diamond CBD is treated as a wholly owned subsidiary of the Company and the accounts of the subsidiary are presented in the Company’s consolidated statements eliminating inter-company transactions. In accordance with ASC 805-40-45 the consolidated financial statements represent the continuation of the financial statements of the wholly owned subsidiary except for its capital structure. The Company, being the legal acquirer, but the accounting acquirer, did not have significant assets or revenues prior to the consolidation.

Investment in the wholly owned subsidiary is accounted for in accordance with ASC 810.

In February 2018, the Company reversed ab initio the March 17, 2017 holding company reorganization. As a result, the Company re-assumed its prior name, PotNetwork Holdings, Inc. (with an “s” on Holding), while remaining a Colorado corporation. None of the acquisitions or the share capital structure was affected.

In February 2018, the shares issued pursuant to the reorganization were cancelled, no other adjustments had been made.

F-6

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

➢ BASIS OF PRESENTATIONS: The statements were prepared following generally accepted accounting principles of the United States of America which were consistently applied.

➢ USE OF ESTIMATES: Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

➢ REVENUE RECOGNITION - DIAMOND CBD BUSINESS: Revenue from the sale of goods is measured at fair value of the consideration received or receivable and is recognized in the statement of comprehensive income of the Company when significant risks and rewards of the ownership of the goods have been transferred to the buyers.

The Company applies the five-step model of revenue recognition under ASC 606 to the sales orders in the e-commerce platform. The following describes the Company’s process per each step (1-5) of ASC606:

Step 1: “Identify the contract with a customer”.

A. The company’s ecommerce website is making the offer to the customer.

B. The customer chooses the product(s) and quantities of each.

C. The customer enters its credit card information.

D. The contract between the company and the customer is concluded when the authorization is taken vis-a-vis the merchant account which processes the credit card payment.

Step 2: “Identify the performance obligations in the contract”.

The company ships the merchandise and subsequently records the customer payment

Step 3: “Determine the transaction price”.

The website states each product’s regular price, and applicable sale price which is the amount that the customer pays the company.

Step 4: “Allocate the transaction price to the performance obligations in the contract”. The company’s e-commerce platform applies any quantity discount or other discount offered by the Company, automatically.

Step 5: “Recognize revenue when the entity satisfies a performance obligation”. The Company records the sale upon the order’s shipping, identified by a tracking number.

➢ CASH AND CASH EQUIVALENTS: Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition and the balance cash in hand and the balance in bank accounts.

➢ACCOUNTS RECEIVABLE: Accounts Receivable (AR) is the payment which the Company will receive from its customers who have purchased its goods & services in the last month of the year and on credit terms. Usually the credit period is short, approximately a few days.

➢ ASSESSMENT OF COLLECTABILITY:

1.	Receivables supervisor is authorized to collect delinquent accounts

2.	The Treasurer has the authority to assign accounts to a third party for collection

3.	Recording of Accounts Receivable: All amounts due on physical delivery of the merchandise from the drop-shipper, must be promptly recorded as an accounts receivable. Each account receivable must be recorded and maintained until payment is received or the recorded amount is written off or extinguished.

F-7

4.	An adequate provision for doubtful accounts must be established. When all reasonable efforts fail to collect an account receivable and it has been approved for write off, the related provision for doubtful accounts should be reduced.

5.	Control and Subsidiary Accounts: The accounting system incorporates control accounts, where applicable, to ensure the completeness and accuracy of individual accounts. The Receivables supervisor must maintain subsidiary accounts for individual debtors in a manner that discloses, at a given point in time, the aggregate amount owed by each debtor as well as individual amounts making up the aggregate amount. Monthly, the subsidiary accounts for each accounts receivable must be reconciled with the control account.

6.	Checks that are returned from the bank as non-negotiable are assessed a returned cheque charge. If there are 2 cheques returned from the same customer within a month, no further cheques will be accepted from the customer unless the cheques are certified, until there is an acceptable payment history for a further one-year period.

7.	Statements to Debtors: Statements must be issued to debtors, on a monthly basis, providing meaningful and concise information on the status of their debts. Accounts receivable are considered overdue when a debtor does not pay or resolve the debt within 30 days from the invoice date or a written request for payment to the debtor.

8.	All actions taken to collect overdue accounts must be documented.

9.	If there is no response after the initial contact at the 30-day point (within a 30-day period - 60 days from date of invoice), accounts will be forwarded to Treasury Staff to take prompt and vigorous action to collect overdue accounts receivable.

10.	Accounts receivable, in most cases, should be at least 30 days overdue (i.e., 60 days after invoice notification), before staff advises debtors that their accounts are overdue and that the accounts may be:

i.	Turned over to a private collection agency;

ii.	subject to legal action

iii.	Credit privileges will be revoked; and/or account may be suspended.

➢ PREPAID EXPENSES: Prepaid expenses are future expenses that have been paid in advance. In other words, prepaid expenses are costs that have been paid but are not yet used up or have not yet expired. The company’s prepaid expenses is mostly advance payment to the drop shipper

➢ PROPERTY AND EQUIPMENT: As on the date of the financial statements, the Company does not hold any assets.

Property and equipment are stated at the written-down value [that is, after deducting depreciation from the cost]. This Company adapted the depreciation rates as provided in IRS publications, using the Modified Accelerated Cost Recovery System (MACRS). Computers and office equipment are considered as 5-year property. Office furniture and fixtures are 7-year property in MACRS and apply the 200% declining balance method over a GDS recovery period. Wherever possible, section 179 depreciation is also applied. However, the accumulated depreciation shall not exceed the actual cost at any point of time. As on the date of the financial statements, the Company does not hold any assets.

➢ INTANGIBLE ASSETS

1)	Initial Measurement: Intangible asset acquisitions in which the consideration given is cash are measured by the amount of cash paid, which generally includes the transaction costs of the asset acquisition. However, if the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is clearer and, thus, more reliably measurable

2)	Subsequent Measurement: The Company accounts for its intangible assets under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic (“ASC”) 350-30-35 “Intangibles-- Goodwill and Other--General Intangibles Other than Goodwill-Subsequent Measurement”. Under this method the Company is required to test an indefinite-lived intangible asset for impairment on at least an annual basis. This is done by comparing the asset’s fair value with its carrying amount. If the carrying amount exceeds the asset’s fair value, the difference in those amounts is recognized as an impairment loss.

F-8

➢ FINANCIAL INSTRUMENTS: For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, “Fair Value Measurements and Disclosures”, which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.

The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of valuation hierarchy are defined as follows:

Level 1: Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;

Level 2: Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;

Level 3: Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and less observable and thus have the lowest priority.

ASC 350 requires capitalizing any money spent on product development and product improvement. During the current year, money spent on product development is very little and is not significant.

➢ Investments in subsidiaries: The March 17, 2017 reorganization is referred as holding Company reorganization. The Company did not make any payment in cash or check in connection with the reorganization. First Capital Venture Co., the parent of Diamond CBD, Inc. is now the wholly owned subsidiary. The entire amount of current year profit is attributable to the business generated by this wholly owned subsidiary. As required under ASC 810, consolidated accounts are presented in this financial statement.

➢ Redemption Right: In 2017, the Company signed convertible promissory notes for $1,200,000. The convertible notes have a redemption right, which reads as, “Notwithstanding any provision contained herein to the contrary including the conversion rights as set forth in this section, the Company shall be entitled, at any time prior to the expiration of five days from any notice of conversion, to repay this Note in full, plus interest, minus the credit accorded from prior payments, including from prior conversions, and avoid any further Note conversion and thus avoid the issuance of any additional shares of PotNetwork Holdings, Inc.” By this clause, no derivative liability exists. Further, these convertible promissory notes are exchanged for Common Stock Purchase Warrant, as mentioned supra.

F-9

NOTE 3 - GOING CONCERN

The financial statements are prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

Since PotNetwork Holdings, Inc. has no uncertainties as on the balance sheet date, the financial statements need no adjustments.

Since Diamond CBD’s business originated in 2015, it is considered as a business with limited operating history. Hence, this business is subject to all risks inherent in a developing business enterprise. Continued success depends on the problems, difficulties, complications, and delays frequently encountered in the competitive and regulatory environment in which it operates.

Since the CBD business is a burgeoning industry, there are no established entities whose business model Diamond CBD can follow or build upon.

Regulatory risk: Hemp-based CBD is often confused with marijuana-based CBD which remains illegal under federal Law; although the Company maintains that its products are legal. Yet, this legal risk cannot be ignored.

Although Diamond CBD does not sell any marijuana-based CBD products, its products could be treated as being illegal by federal/state authorities and by consumers.

The Company is involved in a highly competitive industry where it may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than the Company does. Such resources, experience and personnel may provide a substantial competitive advantage to the competition.

NOTE 4 - Deferred Tax Computation:

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes”. Under this method, income tax expense is recognized for: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all the deferred tax assets will not be realized.

F-10

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

There was no income tax expense during this quarter. However, the availability of a net operating loss carryforward and the associated deduction, is subject to complex and restrictive federal income tax provisions as codified by Internal Revenue Code section 172 and related Treasury Regulations, all of which are subject to change and the availability of which can never be free from doubt.

The components of the deferred tax assets and liabilities are as follows:

Deferred tax assets:	September 30, 2020	December 31, 2019
Net operating loss carryovers	$6,289,482	$5,404,935
Stock-based compensation	-	-
Other temporary differences	-	-
Total deferred tax assets	$6,289,482	5,404,935
Valuation allowance	(6,289,482)	(5,404,935)
Net deferred tax asset	$-	$-

NOTE 5 - INVENTORY DIAMOND CBD

This Company has arranged to buy the exact quantity from the suppliers, based on the customer orders and thereby has eliminated the need for holding inventory on hand at any point of time. Otherwise, this Company values the inventory at the lower of cost or market.

NOTE 6 - COMMITMENTS AND CONTINGENCIES:

There are no commitments and contingencies that exist at present, other than the legal disputes mentioned supra.

NOTE 7 - BUDGET & INTERNAL CONTROL PROCEDURES

1) Internal control procedures for inventory and cash control are being developed and implemented on an ongoing basis to ensure higher levels of performances.

2) Annual financial budget is reviewed by the Board of Directors.

3) Quarterly variance reports are reviewed by the Board of Directors.

NOTE 8 - CAPITAL STOCK

Common Stock, authorized 1,500,000,000 shares $ 0.00001 par value, 779,836,384 shares Issued and outstanding as on the balance sheet date. Further, this Company is obligated to issue additional shares to the noteholders mentioned in note 10.

Class A Preferred Stock - Preferred Stock Class A, $ 0.00001 par value, 50,000 shares authorized, 34,289 shares Issued and outstanding as on the balance sheet date

F-11

NOTE 9 - Loan from Kabbage

Company received a new loan on 1/9/2020 amounting $100,000 from Kabbage. Monthly payments are made on 2/29/2020, 3/27/2020, 4/27/2020, 5/27/2020 and 6/27/2020.The payment of $10,833.34 includes interest portion

Date	Beginning	Interest	Payment	Ending
2/27/2020	$100,000.00	$2,500.00	$10,833.34	$91,666.66
3/27/2020	$91,666.66	$2,500.00	$10,833.34	$83,333.32
4/27/2020	$83,333.32	$2,500.00	$10,833.34	$74,999.98
5/27/2020	$74,999.98	$2,500.00	$10,833.34	$66,666.64
6/27/2020	$66,666.64	$2,500.00	$10,833.34	$58,333.30
7/27/2020	$58,333.30	$2,500.00	$10,833.34	$49,999.90
8/27/2020	$49,999.90	$2,500.00	$10,833.34	$41,666.50
9/27/2020	$41,666.50	$2,500.00	$10,833.34	$33,333.10

NOTE 10 - Notes Payable

Payee: SBA

On June 18, 2020 this Company received $159,900 from the SBA as the Economic Injury Disaster Loan which is repayable with 1% interest for staying in the business during the pandemic.

On May 5, 2020 this Company received from the SBA, the sum of $135,404 as part of the Paycheck Protection Program, which is a grant and not re-payable, provided the lending bank certifies the forgiveness within this calendar year.

Payee: Sign N Drive

Principal Value: $1,850,000

Issue date: June 2, 2014, amended March 10, 2017

Terms: Interest Free, Fixed Conversion Rate at $.003 per share

Embedded Conversion Option: Given the fixed rate conversion price, no derivative liability calculation for the conversion option was deemed required. There is no maturity date for this note.

Year	Interest Waived
2017	$7,318
2018	$4,351
2019	$4,770
2020	$4,831

F-12

The following table sets forth the number of shares of common stock issued pursuant to each conversion under the Note:

Dates	Quantity of shares	Conversion price	Amount converted
August 13, 2014	161,127,812	0.00032	$51,561
April 4, 2016	2,750,000	0.004	11,000
August 2, 2016	4,500,000	0.0012	5,400
November 8, 2016	2,500,000	0.00152	3,800
December 22, 2016	10,000,000	0.00088	8,800
July 5, 2017	42,000,000	0.003	126,000
September 27, 2017	40,000,000	0.003	120,000
February 2, 2018	25,000,000	0.003	75,000
May 29, 2018	25,000,000	0.003	75,000
June 5, 2018	25,000,000	0.003	75,000
December 4, 2018	1,550,000	0.003	4,650
December 14, 2018	6,000,000	0.003	18,000
December 20, 2018	12,333,334	0.003	37,000
April 17, 2019	46,050,000	0.003	138,150
June 26, 2019	26,000,000	0.003	78,000
February 2,2020	27,000,000	0.003	92,520
August 20, 2020	24,000,000	0.003	82,248

Per the above table:

$246,000 was converted into common stock in 2017;

$284,650 was converted into common stock in 2018;

$216,150 was converted into common stock in 2019;

$174,768 was converted into common stock in 2020.

Payee: Iliad Research & Trading LP

On October 25, 2018, the Company issued a Note in the face amount of $5,525,000 which accrues interest at the rate of 10% per annum. The note has an Original Issue Discount (OID) of $500,000. The Note and any interest thereon is convertible at a fixed rate of $0.45 per share of common stock or after 12 months, at a variable conversion rate, the “redemption conversion price” at the lower of the fixed rate of $.45 per share, or a discount to the market price as defined in the Note. The Note is comprised of five (5) tranches (each, a “Tranche”), consisting of (i) an Initial Tranche in an amount equal to $1,400,000.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the ‘‘Initial Tranche”), and (ii) four (4) additional Tranches, one (l) in the amount of $1,375,000.00, one (l) in the amount of $550,000.00, and two (2) in the amount of $1,100,000.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents.

$1,400,000 was received on 10/31/2018

$825,000 was received on 12/18/2018

$18,410 is the accrued interest for 2018

F-13

On February 8, 2019, the Company issued a Note in the face amount of $3,325,000 which accrues interest at the rate of 10% per annum. The note has an Original Issue Discount (OID) of $300,000. The Note and any interest thereon is convertible at a fixed rate of $0.45 per share of common stock or after 12 months, at a variable conversion rate, the “redemption conversion price” at the lower of the fixed rate of $.45 per share, or a discount to the market price as defined in the Note. The Note is comprised of three (3) tranches (each, a “Tranche”), consisting of (i) an Initial Tranche in an amount equal to $1,125,000.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the ‘‘Initial Tranche”), and (ii) two (2) additional Tranches, one (l) in the amount of $500,000.00, and one (1) in the amount of $1,650,000.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents.

$1,125,000 was received on 2/17/2019

$77,794 is the accrued interest through 3/31/19

$84,144 is the accrued interest from 4/1/2019 to 6/30/2019

$169,641 is the accrued interest from 7/1/2019 to 12/31/19

$415,557 is the accrued interest from 1/1/2020 to 3/31/2020

$83,979 is the accrued interest from 4/1/2020 to 6/30/2020

$84,210 is the accrued interest from 6/30/2020 to 9/30/2020

On June 16, 2020, the Board of Directors approved the Company’s subsidiary, First Capital Venture, entering into a Disaster Relief Loan from the US Small Business Administration in the amount of $150,000. The loan is secured by a security interest in all the assets of First Capital Venture and is for working capital purposes.

NOTE 11 - Management Assertions Regarding Current Legal Proceedings

First Capital Venture Co. VS T1 Payments, LLC et al., Case No. CACE-20-006914, UCN 062020CA006914AXXXCE, 17th Judicial Circuit in and Broward County, Florida. On April 22, 2020, First Capital Venture, a subsidiary of the Company filed a lawsuit against its previous merchant processor seeking the return of $649,311.73 being held by the merchant processor and for damages related to the processor ceasing to accept MasterCard payments from the Company’s customers for the Company’s products. The Court has granted a motion to transfer the case to Nevada where it will be filed as reflected in the merchant processing agreement. The litigation remains in its early stages.

F-14

In addition to the above, Company is involved in the following legal proceedings, each of which is specific to each plaintiff suing the Company based upon the convertibility of a promissory note. In each case the Company is contesting the validity of the request for conversion of shares pursuant to each such note (each referred to as a “Note”). The following are the case references to each case filed by each of the plaintiffs (collectively, the “Plaintiffs”):

•	Mammoth West Corporation v PotNetwork Holdings Inc., Case No. 17 CH 778, 19th Circuit Court of Lake County, IL. Filed May 26, 2017.

•	Southridge Partners II Limited Partnership vs. SND Auto Group, Inc., Case No. 3:17-cv-01925 US District Court for the District of Connecticut, filed January 5, 2018.

•	J. P. Carey Limited Partners, L.P. v. PotNetwork Holdings, Inc., Case No.3:18-CV-00873-WWE, US District Court for the District of Connecticut, filed May 24, 2018.

Each Plaintiff filed a civil complaint with regard to their rights to convert a specific convertible promissory Note. In each case, the Note was issued not by the Company, but by its predecessor issuer, SND Auto Company Inc. (which predecessor issuer had changed its name before changing it back to SND Auto Group, Inc.). Each Note was issued by SND Auto Company Inc., respectively on June 13, 2016 to Mammoth West Corporation and on July 18, 2016 to Southridge Partners II Limited Partnership, for money paid to SND Auto Company Inc., at a time when SND Auto Company Inc. was the public entity, with sole operations in the automotive industry. (Plaintiff, J. P. Carey Limited Partners, L.P., on March 1, 2018, was a subsequent purchaser of a portion of the Southridge Partners II Limited Partnership Note and conversion rights connected to the amount purchased, which it then attempted to convert on the pre-reorganization terms and conditions of the Note, as more fully defined below.) Subsequent to the issuance of the Notes, on March 14, 2017, SND Auto Company Inc. engaged in a holding company reorganization whereby SND Auto Company Inc., became a subsidiary of the public entity. The holding company reorganization was an express condition of a private company, First Capital Venture Holdings Co., whose acquisition was the principal reason for the reorganization.

Each Plaintiff has sought to convert into shares of the post reorganization Company, at a conversion price of a fraction of a penny per share, based on SND Auto Group, Inc.’s share price prior to the reorganization. The Company disputed the conversion amounts presented by the Plaintiffs

The relief sought by each Plaintiff in each case is as follows:

•

Mammoth West Corporation: Issuance of the shares per each of its conversion notices per the original terms of its Note, reasonable attorneys’ fees and reimbursement of court costs, and such other and further relief as the court deems appropriate.

•

Southridge Partners II Limited Partnership: Damages of at least $743,150, interest, punitive damages, a mandatory injunction seeking specific performance, reasonable attorneys’ fees and reimbursement of court costs, and such other and further relief as the court deems appropriate.

•

J. P. Carey Limited Partners, L.P.; Damages of at least $573,890, interest, punitive damages, a mandatory injunction seeking specific performance, reasonable attorneys’ fees and reimbursement of court costs, and such other and further relief as the court deems appropriate.

On August 17, 2020, JP Carey Limited Partners L.P. and the Company came to a settlement, whereby the Company agreed to issue 28 million shares of the Company’s common stock to JP Carey, subject to certain leak out provisions. The case has subsequently been dismissed.

On August 27, 2020, the Court dismissed the case brought by Southridge Partners II Limited Partnership for failing to obtain counsel to prosecute the case after the Court’s order to do so. Southridge may seek to refile its claim.

F-15

On October 22, 2020, the Company entered into a settlement agreement with Mammoth Corporation which is subject to a fairness hearing scheduled for November 20, 2020.

Potter v. PotNetwork Holdings, Inc., Diamond CBD, Inc., and First Capital Venture Co., CASE NO.: 19-24017-CV-SCOLA, US District Court for the Southern District of Florida.

Plaintiff Potter alleged that she purchased certain products from Diamond CBD that contained levels of CBD that were less than the amount stated on the packaging and south class action status.

The Company and its subsidiaries settled the matter at mediation on July 14, 2020. The parties completed the final documentation of the settlement and the case was dismissed on August 27, 2020. Pursuant to the settlement agreement the Company agreed to issue a $10 voucher to purported class members, pay the named plaintiff $5,000 and pay the law firms that brought the suit $200,000 in legal fees to be paid over 30 months, secured by a pledge of shares of the Company’s common stock.

NOTE 12 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, DIRECTOR INDEPENDENCE,

Related Party Transactions

During the fiscal year 2019, Distribution Wholesale, Inc, a Florida Corporation, of which Kevin Hagen, CEO and President, advanced to the company $1,626,588.64 (the Advances) in the form of payments to several suppliers. On December 31, 2019, on the settlement of the debt created by the Advances, the board of Directors of the company issued a common stock Purchase Warrant, exercisable over 5 years, for 75,305,030 shares of common stock of the company at a price per share of $0.0216 to the Distribution Wholesale, Inc.

Consequently, the advances have been recorded as additional paid in capital on the Balance sheet of the company as of March 31, 2020.

NOTE 13. SUBSEQUENT EVENTS

We have evaluated events subsequent to the period ended September 30, 3030 through November 17, 2020.

On October 1, 2020, the Company issued 8,854,782 common shares to a note holder upon the conversion of $75,000 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

As reported on Form 8-K on October 27, 2020, on October 22, 2020 Kevin Hagen resigned as Chief Executive Officer, President and a director of PotNetwork Holdings, Inc. (the “Company”). Mr. Hagen will retain his position as President of First Capital Venture Co., a subsidiary of the Company. Mr. Hagen’s resignation was not the result any disagreement with the Board of Directors of the Registrant with respect to its operations, policies or practices. He continues to be a significant shareholder of the Registrant.

On October 22, 2020, Lee Lefkowitz was appointed as Chief Executive Officer, President and a director of the Company. At this time, the Company has not entered into an employment agreement with Mr. Lefkowitz.

Lee Lefkowitz, age 50, CEO, President, Director. For much of his career Mr. Lefkowitz has been a serial entrepreneur owning and operating his own businesses. Most recently he has invested in and co-founded All Natural Way Corp. and B2H LLC, companies operating in areas of CBD business that POTN does not. He also was an early investor in several other startup companies. Prior to 2015 he worked as an accountant, focusing on both domestic and international corporate accounts. Mr. Lefkowitz, in addition, has considerable experience managing multi-faceted accounting functions, and in the private sector has overseen and administered an over $10 million annual budget. He holds a BA in Psychology for the State University of New York as well as an AAS in Business Administration.

On November 1, 2020, Murugan Venkat, Chief Financial Officer of the Company resigned due to other business commitments. As a result, Mr. Lefkowitz, CEO, assumed the responsibilities of the Chief Financial Officer position.

F-16

Yusufali & Associates, LLC	55 Addison Drive
Short Hills, NJ 07078
Telephone: (973) 921-2822

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of PotNetwork Holdings Inc.

Opinion: We have audited the accompanying consolidated balance sheets of PotNetwork Holdings Inc. (the “Company”) as of December 31, 2019 and 2018, the related statements of income, stockholders’ equity and cash flows for each of these years in the period then ended, and the related notes (collectively referred as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the company as of the years then ended, and the results of its operations and its cash flows for these years in the period then ended, in conformity with U.S. generally accepted accounting principles.

We have also audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the company’s internal control over financial reporting as of the year then ended, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report of even dated, express an unqualified opinion on the Company’s Internal Control over financial reporting.

Basis of Opinion: These financial statements  are the responsibility of the Company’s management. Our responsibility is to express an opinion onthe Company’s financial statements based on our audits. We areapublicaccounting firmwith the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. Federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission  and the PCAOB.

We conducted our audits in accordance with standards of PCAOB, those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters: The management listed the critical audit matters as note 12 in the notes on accounts. They are the matters arising from the current period audit of the financial statements and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. These critical audit matters do not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by referring the critical audit matters, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Yusufali Musaji Managing Partner Yusufali & Associates, LLC PCAOB registration # 3313	22nd July 2020

F-17

POTNETWORK HOLDINGS, INC

BALANCE SHEET

	Dec. 31, 2019	Dec. 31, 2018
Assets
Current Assets
Cash/Bank Balances	$70,581	$584,425
Accounts Receivable
from Customers	$325,305	$119,274
from related parties	$-	$-
from others	$649,312	$-
Total Accounts Receivable	$974,617	$119,274
Advances - Drop Shipper	$5,070,696	$4,289,928
Prepaid Expenses	$9,000	$220,902
Total Current assets	$6,124,893	$5,214,529
TOTAL ASSETS	$6,124,893	$5,214,529
Liabilities
Current Liabilities
Payables	$1,673,501	$469,820
Total Current Liabilities	$1,673,501	$469,820
Long-term Liabilities
Loan from 3rd Party with interest	$40,960	$38,400
Note Payable	$4,192,539	$3,573,974
Total Long-term liabilities	$4,233,499	$3,612,374
Total Liabilities	$5,907,000	$4,082,194
Stockholders' Equity
Common: Authorized 1,000,000,000 shares, $ .00001 par value; and 700,836,384 Issued and outstanding as of 31st December 2019 and 569,920,485 shares, Issued and outstanding as of 31st December 2018	$3,995,840	$3,169,040
Preferred Stock Class A Authorized - 50,000 shares, $ .00001 Par value; and 34,289 Issued and outstanding, as of 31st December 2019 and 39,839 issued and outstanding as of 31st December 2018	$400	$400
Additional Paid-in Capital	$1,626,589	$-
Retained Earnings	$(5,404,935)	$(2,037,105)
Total Stockholders' Equity	$217,893	$1,132,335
Total Liabilities & Equity	$6,124,893	$5,214,529

The accompanying notes are an integral part of these financial statements.

F-18

POTNETWORK HOLDINGS, INC

INCOME STATEMENT

	Year Ended	Year Ended
	Dec. 31, 2019	Dec. 31, 2018

Revenue
Sales	$15,060,840	$25,583,761
Cost of goods sold	$10,244,236	$16,624,328
Gross profit	$4,816,604	$8,959,433

Operating expenses
Research and development	$-	$-
Sales & Marketing	$6,058,456	$7,894,819
General & Administrative Expenses	$1,791,840	$811,420
Total operating expenses	$7,850,296	$8,706,239

Financing expenses
Interest Exp	$334,139	$10,560
Total Financing expenses	$334,139	$10,560

Total expenses	$8,184,434	$8,716,799

Profit (Loss) before Income Tax	$(3,367,831)	$242,634
Provision for Income Tax	$-	$-
Net Profit (Loss)	$(3,367,831)	$242,634

Earnings per share	$(0.0050)	$0.0004
Basic and diluted	$(0.0050)	$0.0004

Basic and diluted weighted average common shares outstanding	700,836,384	569,364,712

The accompanying notes are an integral part of these financial statements.

F-19

POTNETWORK HOLDINGS, INC

STOCKHOLDERS' EQUITY

	Pref	Preference	Commom		Surplus
	Shares	share	Shares	Equity	(Deficit)	Total

Balance as on Dec. 31, 2016	0	$-	297,389,288	$87,573	$(53,935)	$(53,935)
Triangular Merger	39,839				$53,935	$53,935
Shares Issued - Restricted			309,322,614
Shares Issued - Free			121,000,000	$363,000		$363,000
Shares Issued - Reserve			(157,791,417)
Net Profit (Loss)					$301,603	$301,603
Balance as on Dec. 31, 2017	39,839	$400	569,920,485	$450,573	$(2,279,739)	$(1,828,766)
Shares Issued			215,444,227	$2,718,467		$2,718,467
Shares Cancelled			(216,000,000)			$(2,323,469)
Net Profit (Loss)					$242,634	$242,634
Balance as on Dec. 31, 2018	39,839	$400	569,364,712	$3,169,040	$(2,037,105)	$1,132,335
Shares Issued			131,471,672	$826,800		$826,800
Additional Paid-In Capital					$1,626,589	$1,626,589
Net Profit (Loss)					$(3,367,831)	$(3,367,831)
Balance as on Dec. 31, 2019	34,289	$400	700,836,384	$3,995,840	$(3,778,347)	$217,893

The accompanying notes are an integral part of these financial statements.

F-20

POTNETWORK HOLDINGS, INC

CASH FLOWS STATEMENT

	Year Ended	Year Ended
	Dec. 31, 2019	Dec. 31, 2018
Operations
Net Income (Loss)	$(3,367,831)	$242,634
Adjustments to reconcile net income (loss)
Advances & Accounts Receivable	$(1,424,208)	$(3,078,333)
Payable	$1,192,467	$198,841
Total Adjustments to reconcile net income (loss)	$(231,742)	$(2,879,492)
Net cash from the current year operations	$(3,599,572)	$(2,636,858)
Investing
Common Stock	$826,800	$2,718,467
Preferred A Stock		$-
Additional Capital	$1,626,589	$(1,463,131)
Net cash provided by investing activities	$2,453,389	$1,255,336
Financing
Third Party Loan	$2,560	$(206,974)
Notes Payable	$629,779	$1,918,350
Net cash provided by financing activities	$632,339	$1,711,376
Net change in cash and cash equivalents	$(513,845)	$329,854
Cash and cash equivalents, beginning of period	$584,425	$254,571
Cash and cash equivalents, end of period	$70,581	$584,425

The accompanying notes are an integral part of these financial statements.

F-21

Notes on accounts to the financial statements

for the year ended 31st December, 2019

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

PotNetwork Holdings, Inc. is a publicly traded holding company trading under the symbol “POTN”. The Company website is www.potnetworkholding.com.

This Company was previously known as:

•	SND Auto Group, Inc. until 3-2017

•	PotNetwork Holdings, Inc. until 5-2016

•	United Treatment Centers, Inc. until 7-2015

•	Element Trading Holdings, Inc. until 3-2014

•	United Treatment Centers, Inc. until 10-2013

•	MyMedicalCD, Ltd. until 6-2008

•	Interactive Solutions Corp. until 11-2004

o	State of incorporation changed from Nevada to Wyoming in 11-2004

•	Araldica Wineries Ltd. until 2-2000

•	H P Capital Corp. until 9-1996

The Company has two (2) wholly-owned subsidiaries:

•

First Capital Venture Co., a Florida corporation which has as its wholly-owned subsidiary, Diamond CBD, Inc., a Delaware corporation. First Capital Venture Co. was acquired by the Company on January 31, 2017.

PotNetwork Media Group, Inc., a Nevada corporation

Since the acquisition of First Capital Venture Co., the focus of the Company has been the development of the business of Diamond CBD, Inc. PotNetwork Media Group, Inc. is an early stage company, which has no bank account and hence did not maintain any books of accounts for the year 2019.  Hence, the financial statements reflect principally the business results of Diamond CBD business.

Diamond CBD, Inc. focuses on the research, development, and multinational marketing of premium hemp extracts that contain a broad range of cannabinoids and natural hemp derivatives.

Diamond CBD’s catalog can be found in http://catalog.diamondcbd.com.

Since the acquisition of First Capital Venture Co. and Diamond CBD on January 31, 2017, Diamond CBD’s business has become the primary business of this Company. Diamond CBD is treated as a wholly owned subsidiary of the Company and the accounts of the subsidiary are presented in the Company’s consolidated statements eliminating inter-company transactions. In accordance with ASC 805-40-45 the consolidated financial statements represent the continuation of the financial statements of the wholly owned subsidiary except for its capital structure. The Company, being the legal acquiror, but the accounting acquiror, did not have significant assets or revenues prior to the consolidation.

F-22

Investment in the wholly owned subsidiary is accounted for in accordance with ASC 810.

In February 2018, the Company reversed ab initio the March 17, 2017 holding company reorganization. As a result, the Company re-assumed its prior name, PotNetwork Holdings, Inc. (with an “s” on Holding), while remaining a Colorado corporation. None of the acquisitions or the share capital structure was affected.

In February 2018, the shares issued pursuant to the reorganization were cancelled, no other adjustments had been made.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

➢	BASIS OF PRESENTATIONS: The statements were prepared following generally accepted accounting principles of the United States of America which were consistently applied.

➢

USE OF ESTIMATES: Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

➢

REVENUE RECOGNITION – DIAMOND CBD BUSINESS: Revenue from the sale of goods is measured at fair value of the consideration received or receivable and is recognized in the statement of comprehensive income of the Company when significant risks and rewards of the ownership of the goods have been transferred to the buyers.

The Company applies the five-step model of revenue recognition under ASC 606 to the sales orders in the e-commerce platform. The following describes the Company’s process per each step (1-5) of ASC606:

Step 1:	“Identify the contract with a customer”.

A.	The company’s ecommerce website is making the offer to the customer.
B.	The customer chooses the product(s) and quantities of each.
C.	The customer enters its credit card information.
D.	The contract between the company and the customer is concluded when the authorization is taken vis-a-vis the merchant account which processes the credit card payment.

Step 2:	“Identify the performance obligations in the contract”.
The company ships the merchandise and subsequently records the customer payment

Step 3:	“Determine the transaction price”.
The website states each product’s regular price, and applicable sale price which is the amount that the customer pays the company.

Step 4:

“Allocate the transaction price to the performance obligations in the contract”. The company’s e-commerce platform applies any quantity discount or other discount offered by the Company, automatically.

Step 5:	“Recognize revenue when the entity satisfies a performance obligation”.
The Company records the sale upon the order’s shipping, identified by a tracking number.

F-23

➢

CASH AND CASH EQUIVALENTS: Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition and the balance cash in hand and the balance in bank accounts.

➢

ACCOUNTS RECEIVABLE: Accounts Receivable (AR) is the payment which the Company will receive from its customers who have purchased its goods & services in the last month of the year and on credit terms. Usually the credit period is short, approximately a few days.

➢	ASSESSMENT OF COLLECTABILITY:

o	Receivables supervisor is authorized to collect delinquent accounts

o	The Treasurer has the authority to assign accounts to a third party for collection

o

Recording of Accounts Receivable: All amounts due on physical delivery of the merchandise from the drop-shipper, must be promptly recorded as an accounts receivable. Each account receivable must be recorded and maintained until payment is received or the recorded amount is written off or extinguished.

o

An adequate provision for doubtful accounts must be established. When all reasonable efforts fail to collect an account receivable and it has been approved for write off, the related provision for doubtful accounts should be reduced.

o

Control and Subsidiary Accounts: The accounting system incorporates control accounts, where applicable, to ensure the completeness and accuracy of individual accounts. The Receivables supervisor must maintain subsidiary accounts for individual debtors in a manner that discloses, at a given point in time, the aggregate amount owed by each debtor as well as individual amounts making up the aggregate amount. Monthly, the subsidiary accounts for each accounts receivable must be reconciled with the control account.

o

Checks that are returned from the bank as non-negotiable are assessed a returned cheque charge. If there are 2 cheques returned from the same customer within a month, no further cheques will be accepted from the customer unless the cheques are certified, until there is an acceptable payment history for a further one-year period.

o	Statements to Debtors: Statements must be issued to debtors, on a monthly basis, providing meaningful and concise information on the status of their debts.

o	Accounts receivable are considered overdue when a debtor does not pay or resolve the debt within 30 days from the invoice date or a written request for payment to the debtor.

o	All actions taken to collect overdue accounts must be documented.

o

If there is no response after the initial contact at the 30-day point (within a 30-day period – 60 days from date of invoice), accounts will be forwarded to Treasury Staff to take prompt and vigorous action to collect overdue accounts receivable.

o

Accounts receivable, in most cases, should be at least 30 days overdue (i.e., 60 days after invoice notification), before staff advises debtors that their accounts are overdue and that the accounts may be:

F-24

•	turned over to a private collection agency;

•	subject to legal action

•	credit privileges will be revoked; and/or account may be suspended.

➢

PREPAID EXPENSES: Prepaid expenses are future expenses that have been paid in advance. In other words, prepaid expenses are costs that have been paid but are not yet used up or have not yet expired. The company’s prepaid expenses is mostly advance payment to the drop shipper

➢	PROPERTY AND EQUIPMENT: As on the date of the financial statements, the Company does not hold any assets.

➢

PROPERTY AND EQUIPMENT: Property and equipment are stated at the written-down value [that is, after deducting depreciation from the cost]. This Company adapted the depreciation rates as provided in IRS publications, using the Modified Accelerated Cost Recovery System (MACRS). Computers and office equipment are considered as 5-year property. Office furniture and fixtures are 7-year property in MACRS and apply the 200% declining balance method over a GDS recovery period. Wherever possible, section 179 depreciation is also applied. However, the accumulated depreciation shall not exceed the actual cost at any point of time. As on the date of the financial statements, the Company does not hold any assets.

➢	INTANGIBLE ASSETS

o

Initial Measurement: Intangible asset acquisitions in which the consideration given is cash are measured by the amount of cash paid, which generally includes the transaction costs of the asset acquisition. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is clearer and, thus, more reliably measurable.

o

Subsequent Measurement: The Company accounts for its intangible assets under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic (“ASC”) 350-30-35 “Intangibles-- Goodwill and Other--General Intangibles Other than Goodwill-Subsequent Measurement”. Under this method the Company is required to test an indefinite-lived intangible asset for impairment on at least an annual basis. This is done by comparing the asset’s fair value with its carrying amount. If the carrying amount exceeds the asset’s fair value, the difference in those amounts is recognized as an impairment loss.

•	ASC 350 requires capitalizing any money spent on product development and product improvement. During the current year, money spent on product development is very little and is not significant.

➢

FINANCIAL INSTRUMENTS: For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, “Fair Value Measurements and Disclosures”, which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of valuation hierarchy are defined as follows:

F-25

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;
Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;
Level 3:	Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and less observable and thus have the lowest priority.

➢

Investments in subsidiaries: The March 17, 2017 reorganization is referred as holding Company reorganization. The Company did not make any payment in cash or check in connection with the reorganization. First Capital Venture Co., the parent of Diamond CBD, Inc. is now the wholly owned subsidiary. The entire amount of current year profit is attributable to the business generated by this wholly owned subsidiary. As required under ASC 810, consolidated accounts are presented in this financial statement.

➢

Redemption Right: In 2017, the Company signed convertible promissory notes for $1,200,000. The convertible notes have a redemption right, which reads as, “Notwithstanding any provision contained herein to the contrary including the conversion rights as set forth in this section, the Company shall be entitled, at any time prior to the expiration of five days from any notice of conversion, to repay this Note in full, plus interest, minus the credit accorded from prior payments, including from prior conversions, and avoid any further Note conversion and thus avoid the issuance of any additional shares of PotNetwork Holdings, Inc.” By this clause, no derivative liability exists. Further, these convertible promissory notes are exchanged for Common Stock Purchase Warrant, as mentioned supra.

NOTE 3 - GOING CONCERN

The financial statements are prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

Since PotNetwork Holdings, Inc. has no uncertainties as on the balance sheet date, the financial statements need no adjustments.

Since Diamond CBD’s business originated in 2015, it is considered as a business with limited operating history. Hence, this business is subject to all risks inherent in a developing business enterprise. Continued success depends on the problems, difficulties, complications, and delays frequently encountered in the competitive and regulatory environment in which it operates.

Since the CBD business is a burgeoning industry, there are no established entities whose business model Diamond CBD can follow or build upon.

Regulatory risk: Hemp-based CBD is often confused with marijuana-based CBD which remains illegal under federal Law; although the Company maintains that its products are legal. Yet, this legal risk cannot be ignored.

Although Diamond CBD does not sell any marijuana-based CBD products, its products could be treated as being illegal by federal/state authorities and by consumers.

The Company is involved in a highly competitive industry where it may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than the Company does. Such resources, experience and personnel may provide a substantial competitive advantage to the competition.

F-26

NOTE 4 - DEFERRED TAX COMPUTATION

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes”. Under this method, income tax expense is recognized for: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

There was no income tax expense during this quarter. However, the availability of a net operating loss carryforward and the associated deduction, is subject to complex and restrictive federal income tax provisions as codified by Internal Revenue Code section 172 and related Treasury Regulations, all of which are subject to change and the availability of which can never be free from doubt.

The components of the deferred tax assets and liabilities are as follows:

	31st Dec 2019	31st Dec 2018
Deferred tax assets:
Net operating loss carryovers	$5,404,935	$2,037,105
Stock-based compensation	-	-
Other temporary differences	-	-
Total deferred tax assets	5,404,935	2,037,105
Valuation allowance	(5,404,935)	(2,037,105)
Net deferred tax asset	$-	$-

NOTE 5 - INVENTORY DIAMOND CBD

This Company has arranged to buy the exact quantity from the suppliers, based on the customer orders and thereby has eliminated the need for holding inventory on hand at any point of time.

Otherwise, this Company values the inventory at the lower of cost or market.

NOTE 6 - COMMITMENTS AND CONTINGENCIES: There are no commitments and contingencies that exist at present, other than the legal disputes mentioned supra.

NOTE 7 - BUDGET & INTERNAL CONTROL PROCEDURES

•	Internal control procedures for inventory and cash control are being developed and implemented on an ongoing basis to ensure higher levels of performances.

•	Annual financial budget is reviewed by the Board of Directors.

•	Quarterly variance reports are reviewed by the Board of Directors.

F-27

NOTE 8 - CAPITAL STOCK

•

Common Stock: As of December 31, 2019, authorized 1,000,000,000 shares, $.00001 par value; and 700,836,384 issued and outstanding as on the balance sheet date. Further, this Company is obligated to issue additional shares to the noteholders mentioned here below.

•

Class A preferred stock: As of December 31, 2019, authorized 50,000 shares, $.00001 par value; and 34,289 Issued and outstanding as on the balance sheet date. Designation details are in Document # 20181127754 filed with the Secretary of State, Colorado on February 13, 2018.

NOTE 9 - LOAN FROM THIRD PARTIES

			8%		8%
			Interest		Interest
	Loan		2018		2019
7/1/2016	$25,000	$28,000	$2,000	$30,000	$2,000	$32,000
7/1/2016	$7,000	$7,840	$560	$8,400	$560	$8,960
		$35,840	$2,560	$38,400	$2,560	$40,960

NOTE 10 - NOTES PAYABLE

Payee: Sign N Drive

Principal Value: $1,850,000

Issue date: June 2, 2014, amended March 10, 2017

Terms: Interest Free, Fixed Conversion Rate at $.003 per share

Embedded Conversion Option: Given the fixed rate conversion price, no derivative liability calculation for the conversion option was deemed required.

There is no maturity date for this note.

The following table shows the amount of interest waived on annual basis through December 31, 2019:

Year	Interest Waived
2017	$7,318
2018	4,351
2019	4,770

F-28

The following table sets forth the number of shares of common stock issued pursuant to each conversion under the Note:

	Quantity of Shares	Conversion Price	Amount Converted
August 13, 2014	161,127,812	0.00032	$51,561
April 4, 2016	2,750,000	0.004	11,000
August 2, 2016	4,500,000	0.0012	5,400
November 8, 2016	2,500,000	0.00152	3,800
December 22, 2016	10,000,000	0.00088	8,800
July 5, 2017	42,000,000	0.003	126,000
September 27, 2017	40,000,000	0.003	120,000
February 2, 2018	25,000,000	0.003	75,000
May 29, 2018	25,000,000	0.003	75,000
June 5, 2018	25,000,000	0.003	75,000
December 4, 2018	1,550,000	0.003	4,650
December 14, 2018	6,000,000	0.003	18,000
December 20, 2018	12,333,334	0.003	37,000
April 17, 2019	46,050,000	0.003	138,150
June 26, 2019	26,000,000	0.003	78,000

Per the above table:

$246,000 was converted into common stock in 2017;

$284,650 was converted into common stock in 2018; and

$216,150 was converted into common stock in 2019.

Payee: Iliad Research & Trading LP

On October 25, 2018, the Company issued a Note in the face amount of $5,525,000 which accrues interest at the rate of 10% per annum. The note has an Original Issue Discount (OID) of $500,000. The Note and any interest thereon is convertible at a fixed rate of $0.45 per share of common stock or after 12 months, at a variable conversion rate, the “redemption conversion price” at the lower of the fixed rate of $.45 per share, or a discount to the market price as defined in the Note. The Note is comprised of five (5) tranches (each, a “Tranche”), consisting of (i) an Initial Tranche in an amount equal to $1,400,000.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the ‘‘Initial Tranche”), and (ii) four (4) additional Tranches, one (l) in the amount of $1,375,000.00, one (l) in the amount of $550,000.00, and two (2) in the amount of $1,100,000.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents.

•	$1,400,000 was received on 10/31/2018

•	$825,000 was received on 12/18/2018

•	$18,410 is the accrued interest for 2018

F-29

On February 8, 2019, the Company issued a Note in the face amount of $3,325,000 which accrues interest at the rate of 10% per annum. The note has an Original Issue Discount (OID) of $300,000. The Note and any interest thereon is convertible at a fixed rate of $0.45 per share of common stock or after 12 months, at a variable conversion rate, the “redemption conversion price” at the lower of the fixed rate of $.45 per share, or a discount to the market price as defined in the Note. The Note is comprised of three (3) tranches (each, a “Tranche”), consisting of (i) an Initial Tranche in an amount equal to $1,125,000.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the ‘‘Initial Tranche”), and (ii) two (2) additional Tranches, one (l) in the amount of $500,000.00, and one (l) in the amount of $1,650,000.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents.

•	$1,125,000 was received on 2/17/2019

•	$77,794 is the accrued interest through 3/31/19

•	$84,144 is the accrued interest from 4/1/2019 to 6/30/2019
•	$169,641 is the accrued interest from 7/1/2019 to 12/31/19

NOTE 11 - MANAGEMENT ASSERTIONS ON THE 2 COURT CASES REGARDING CONVERTIBLE PROMISSORY NOTES OF PREDECESSOR

➢

Mammoth West Corporation [case# 17 CH 778, 19th Circuit Court of Lake County, IL] and Southridge Partners II Limited Partnership [case# 3:17-cv-01925, Connecticut] each filed a civil complaint about its convertible promissory note (each referred to as a “Note”).

➢

In each instance, the Note was issued not by the Company, but by the Company’s predecessor issuer, SND Auto Company Inc. (which predecessor issuer had changed its name before changing it back to SND Auto Group, Inc.). The Note was issued by SND Auto Company Inc., on June 13, 2016 and on July 18, 2016, respectively, for money paid to SND Auto Company Inc., at a time in which SND Auto Company Inc. was the public Company, operating in the automobile industry. However, on March 14, 2017, SND Auto Company Inc. formed the Company and engaged in a holding Company reorganization whereby the Company became the public entity while SND Auto Company Inc., became its subsidiary. The holding Company reorganization was an express condition of First Capital Venture Holdings Co., which is the parent Company to Diamond CBD, Inc. being acquired by the Company and thereby entering the CBD oil business. The acquisition would not have occurred without the holding Company reorganization. Following this acquisition and the holding Company reorganization, and following the Company becoming the public entity, the stock price increased significantly. In other words, the CBD oil company stock price (the Company, i.e., PotNetwork Holdings, Inc.) was much greater than the stock price of the automobile Company (SND Auto Company Inc.).

➢

The plaintiff invested in an automobile Company, not in the CBD oil business. Yet, plaintiff wants to convert its Note issued by the automobile company into shares of the CBD oil Company, which was not the maker of the Note.

➢

As of December 31, 2017, SND Auto Company Inc., not the Company, owed Mammoth West Corporation $7,280 and Southridge Partners II Limited Partnership $26,000, on the Notes, which obligations were never disputed by SND Auto Company Inc. (which SND Auto Group, Inc. agreed to pay each, in full).

➢

The Company has maintained that these were not debts of the Company, and the holding Company reorganization was engaged in to assure as much, not to avoid payment, but instead, to isolate this debt from the new CBD oil business, SND Auto Company Inc. being a separate and distinct legal entity with its own assets and debts.

➢	However, on February 7, 2018, the Company and its predecessor issuer, SND Auto Company Inc., unwound the March 14, 2017 holding Company reorganization.

F-30

➢

Because of that unwinding, Company’s counsel agrees that the Company, the public entity, became liable for this SND Auto Group, Inc. Notes, but only as of the February 7, 2018 rewinding, not prior thereto.

➢	So, at this point, the dispute between the parties surrounds the conversion price.

➢	In each case, the terms of the Note entitle the plaintiff, as holder, to convert into shares of the maker’s common stock.

➢	On March 28, 2017 and on April 24, 2017, the conversion notice in each case was issued, not to SND Auto Group, Inc., the maker, but to the Company, for shares of the Company’s common stock.

➢	The terms of the Note entitle the plaintiff to payment in cash or in shares of the maker (SND Auto Group, Inc.), at a discount of 65% of the lowest trading price of the preceding 30 trading days.

➢

Instead, however, the plaintiff has throughout, sought to convert into shares of the Company, at a fraction of a penny per share, or approximately 2,700,000 shares in each instance (as opposed to approximately 56,000 shares in each instance), of the Company, based on SND Auto Group, Inc.’s share price, when SND Auto Group, Inc. was the public Company, and prior to the Company even being in existence, let alone being public.

➢

It is the Company’s position that the Company only became obligated for the Note (which is the obligation of the maker, SND Auto Group, Inc.), upon the unwinding of the reorganization, or as of February 7, 2018, when the Company’s stock price was considerably higher (and therefore obligated to issue far fewer shares in satisfaction of the conversion notice) than it was prior to the holding Company reorganization and the acquisition of First Capital Venture Co.

➢	The Company intends to vigorously defend against this claim. The Company is confident in its position.

NOTE 12 - CRITICAL AUDIT MATTERS

⮚

Under its accounting category, “Marketing Expenses”, the Company paid $3,065,069 to a privately-held, unaffiliated marketing communications agency during 2019 in a series of 177 transactions. The transactions were not conducted under an overall contract but each was paid against an individual invoice. Although requested by the audit, the Company was unable to supply the audit with:

•	Copies of the 177 invoices for the payments made to the agency during 2019.
•

Proof of all work done, including the individual names, hourly rates and amount of time charged by each professional performing work for the Company, a profile per professional performing the work (including educational qualifications and past experiences) and a list of the work done by each professional for other clients.

•	A comparison of the rates charged by the agency versus market area rates charged by other firms for similar services.
•	A list of open invoices as of year-end, December 31, 2019.

⮚

Although requested by the audit, other than copies of the court case filings by the Company for $649,311.73 against T1 Payment, LLC, a merchant services provider, for non-payment of accounts receivable owed to the Company, the Company did not provide the audit with details of the individual transactions supporting its claim against the merchant services provider. (See following paragraph, First Capital Venture Co. VS T1 Payments, LLC et al., Case No. CACE-20-006914, UCN 062020CA006914AXXXCE, 17th Judicial Circuit in and Broward County, Florida.)

⮚

During 2019, the Company paid $479,331 under its accounting category, Trade Show Materials, and $134,930 under its accounting category, “Trade Show Set Up Expenses”. Although requested by the audit, as it pertains to these expenses, the Company did not provide the following details to the audit:

•	The schedule of trade shows, their location and dates, as attended by the Company.

•	Budgets versus summary of actual expenses detailed for each trade show attended, and consequently any explanations for any variances between budget versus actual expense per trade show.

•	Sales comparisons versus sales expectations per trade show and any supporting documents or worksheets.

•	The amount of discounts earned on fees per trade show as the result of early payment of such fees by the Company.

F-31

NOTE 13 - SUBSEQUENT EVENTS DECEMBER 31, 2019

On February 6, 2020 the Company issued 27,000,000 common shares to a note holder upon the conversion of $81,000 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

First Capital Venture Co. VS T1 Payments, LLC et al., Case No. CACE-20-006914, UCN 062020CA006914AXXXCE, 17th Judicial Circuit in and Broward County, Florida. On April 22, 2020, First Capital Venture, a subsidiary of the Company filed a lawsuit against its previous merchant processor seeking the return of $649,311.73 being held by the merchant processor and for damages related to the processor ceasing to accept MasterCard payments from the Company’s customers for the Company’s products. T1 Payments has filed a motion to dismiss that has not yet been heard by the Court and the litigation remains in its early stages.

On June 16, 2020, the Board of Directors approved the Company’s subsidiary, First Capital Venture, entering into a Disaster Relief Loan from the US Small Business Administration in the amount of $150,000. The loan is secured by a security interest in all the assets of First Capital Venture and is for working capital purposes.

On July 8, 2020 the Company issued 24,000,000 common shares to a note holder upon the conversion of $72,000 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

F-32

F-33

Table of Contents

Manohar Chowdhry & Associates

CHARTERED ACCOUNTANTS

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

The financial statements of the Company as of December 31, 2016 and 2015 were audited by other auditors whose report dated January 27th 2017, expressed an unqualified opinion on those financial statements.

Basis for Opinion

74, First Floor,11th Cross, 3rd Block,
Thyagarajanagar, Bengaluru -560 028, Karnataka
Landline : +91 80 26766222
Web : www.mca.co.in

Chennai • Bengaluru • Dubai • Gurgaon • Hyderabad
Mumbai • Kochi • Coimbatore • Madurai • Mangaluru
Vijayawada • Vizag • Nellore

F-34

Table of Contents

Manohar Chowdhry & Associates Continuation Sheet...

Critical Audit Matters

The critical audit matters communicated in Note 16 are matters arising from the current period audit of the financial statements that were communicated the audit committee/management and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

MANOHAR CHOWDHRY & ASSOCIATES CHARTERED ACCOUNTANTS BANGALORE

We have served as the Company's auditor since 2018

Bengaluru, India Manohar Chowdhry & Associates

10th October 2018

F-35

POTNETWORK HOLDINGS, INC

BALANCE SHEET

	Dec. 31, 2018	Dec. 31, 2017
Assets
Current Assets
Cash/Bank Balances	$584,426	$254,571
Accounts Receivable
from Customers	$119,274	$138,341
from related parties	$-	$-
from others	$-	$-
Total Accounts Receivable	$119,274	$138,341
Advances – Drop Shipper	$4,289,928	$1,160,653
Prepaid Expenses	$220,902	$252,778
Total Current assets	$5,214,530	$1,806,343
TOTAL ASSETS	$5,214,530	$1,806,343
Liabilities
Current Liabilities
Payables	$469,821	$270,980
Current portion of Notes Payable, convertible	$306,150	$172,650
Total Current Liabilities	$775,971	$443,630
Long-term Liabilities
Loan from 3rd Party with interest	$38,400	$245,374
Notes Payable, convertible	$3,267,824	$2,946,105
Total Long-term liabilities	$3,306,224	$3,191,479
Total Liabilities	$4,082,195	$3,635,109
Stockholders’ Equity
Common Stock, $ 0.00001 par value, 1,000,000,000 shares authorized, 569,364,712 shares Issued and outstanding as of December 31, 2018 and 569,920,485 shares Issued and outstanding as of December 31, 2017	$3,169,040	$450,573
Preferred Stock Class A, $ 0.00001 par value, 50,000,000 shares authorized, 39,839 shares Issued and outstanding as of December 31, 2018 and December 31, 2017	$400	$400
Additional Paid-in Capital		$1,463,131
Retained Earnings	$(2,037,105)	$(2,279,739)
Total Stockholders’ Equity	$1,132,335	$(1,828,766)
Total Liabilities & Equity	$5,214,530	$1,806,343

The accompanying notes are an integral part of these financial statements.

F-36

POTNETWORK HOLDINGS, INC

INCOME STATEMENT

	Year Ended	Year Ended
	Dec. 31, 2018	Dec. 31, 2017

Revenue
Sales	$25,583,761	$14,388,204
Cost of goods sold	$16,624,328	$9,318,271
Gross profit	$8,959,433	$5,069,933

Operating expenses
Research and development	$-	$524,720
Sales & Marketing	$7,894,819	$3,491,555
General & Administrative Expenses	$811,420	$735,175
Total operating expenses	$8,706,239	$4,751,450

Financing expenses
Interest Exp	$10,560	$16,880
Total Financing expenses	$10,560	$16,880

Total expenses	$8,716,799	$4,768,330

Profit (Loss) before Income Tax	$242,634	$301,603
Provision for Income Tax	$-	$-
Net Profit (Loss)	$242,634	$301,603

Earnings per share	$0.0003	$0.0005
Basic and diluted	$0.0003	$0.0005

Basic and diluted weighted average common shares outstanding	569,364,712	569,920,485

The accompanying notes are an integral part of these financial statements.

F-37

POTNETWORK HOLDINGS, INC

STOCKHOLDERS’ EQUITY

	Pref Shares	Preference share capital	Common Shares	Equity	Surplus (Deficit)

Balance as on Dec. 31, 2016	0	$-	297,389,288	$87,573	$(53,935)
Triangular Merger	39,839				$53,935
Shares Issued – Restricted			309,322,614
Shares Issued – Free			121,000,000	$363,000
Shares Issued – Reserve			(157,791,417)
Net Profit (Loss)					$301,603
Balance as on Dec. 31, 2017	39,839	$400	569,920,485	$450,573	$(2,279,739)
Shares Issued			215,444,227	$2,718,467
Shares Cancelled			(216,000,000)
Net Profit (Loss)					$242,634
Balance as of Dec. 31, 2018	39,839	$400	569,364,712	$3,169,040	$(2,037,105)

The accompanying notes are an integral part of these financial statements.

F-38

POTNETWORK HOLDINGS, INC

CASH FLOWS STATEMENT

	Year Ended	Year Ended
	Dec. 31, 2018	Dec. 31, 2017
Operations
Net Income (Loss)	$242,634	$290,720
Adjustments to reconcile net income (loss)
Advances & Accounts Receivable	$(3,078,333)	$1,483,264
Payable	$198,841	$(63,629)
Total Adjustments to reconcile net income (loss)	$(2,879,492)	$1,419,635
Net cash from the current year operations	$(2,636,858)	$1,710,355
Investing
Common Stock	$2,718,467	$(450,573)
Preferred A Stock		$(400)
Additional Capital	$(1,463,131)	$675,814
Net cash provided by investing activities	$1,255,336	$224,841
Financing
Third Party Loan	$(206,974)	$(172,641)
Notes Payable	$1,918,350	$(1,655,624)
Net cash provided by financing activities	$1,711,376	$(1,828,265)
Net change in cash and cash equivalents	$329,854	$106,931
Cash and cash equivalents, beginning of period	$254,571	$147,640
Cash and cash equivalents, end of period	$584,426	$254,571

The accompanying notes are an integral part of these financial statements.

F-39

Notes on Accounts to the financial statements for the year, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

PotNetwork Holdings, Inc. is a publicly traded holding company trading under the symbol POTN. The Company website is www.potnetworkholding.com.

This Company was previously known as:

•	SND Auto Group, Inc. until 3-2017
•	PotNetwork Holdings, Inc. until 5-2016
•	United Treatment Centers, Inc. until 7-2015
•	Element Trading Holdings, Inc. until 3-2014
•	United Treatment Centers, Inc. until 10-2013
•	MyMedicalCD, Ltd. Until 6-2008
•	Interactive Solutions Corp. until 11-2004

o	State of incorporation changed from Nevada to Wyoming in 11-2004

•	Araldica Wineries Ltd. Until 2-2000
•	H P Capital Corp. until 9-1996

The Company has three (3) wholly-owned subsidiaries:

•

First Capital Venture Co., a Florida corporation which has as its wholly-owned subsidiary, Diamond CBD, Inc., a Delaware corporation. First Capital Venture Co. was acquired by the Company on January 31, 2017.

•

PotNetwork Media Group, Inc., a Nevada corporation, the owner and operator of www.Potnetwork.com as a digital business magazine focusing on the cannabis industry, which was acquired under a stock purchase agreement.

•	Blockchain Crypto Technology, Corp., an inactive Colorado corporation.
•	Grinder Distribution, Inc., an inactive Florida corporation.
•	PNH Holdings, Inc., an inactive Colorado corporation
•	SND Auto Group, Inc., an inactive Colorado corporation

Since the acquisition of First Capital Venture Co., the focus of the Company has been the development of the business of Diamond CBD, Inc. PotNetwork Media Group, Inc., is an early stage company. All other subsidiaries are dormant, having ceased operations. Hence, the financial statements reflect principally the business results of Diamond CBD business.

Diamond CBD, Inc. focuses on the research, development, and multinational marketing of premium hemp extracts that contain a broad range of cannabinoids and natural hemp derivatives.

Diamond CBD’s 94-page catalog can be found in http://catalog.diamondcbd.com.

Since January 31, 2017, Diamond CBD’s business has become the primary business of this Company.

In February 2018, the Company reversed ab initio the March 17, 2017 holding company reorganization. As a result, the Company re-assumed its prior name, PotNetwork Holdings, Inc. (with an s on Holding), while remaining a Colorado corporation. None of the acquisitions or the share capital structure was affected.

F-40

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

➢	BASIS OF PRESENTATIONS: The statements were prepared following generally accepted accounting principles of the United States of America which were consistently applied.

➢

USE OF ESTIMATES: Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

➢

REVENUE RECOGNITION DIAMOND CBD BUSINESS: Revenue from sale of goods is measured at fair value of the consideration received or receivable and is recognized in the statement of comprehensive income of the Company when significant risks and rewards of the ownership of the goods have been transferred to the buyers.

➢

CASH AND CASH EQUIVALENTS: Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition and the balance cash in hand and the balance in bank accounts.

➢

ACCOUNTS RECEIVABLE: Accounts Receivable (AR) is the payment which the Company will receive from its customers who have purchased its goods & services in the last month of the year and on credit terms. Usually the credit period is short, approximately a few days.

➢	ASSESSMENT OF COLLECTABILITY:

o	Receivables supervisor is authorized to collect delinquent accounts.
o	The Treasurer has the authority to assign accounts to a third party for collection.
o

Recording of Accounts Receivable: All amounts due on physical delivery of the merchandise from the drop-shipper, must be promptly recorded as an accounts receivable. Each account receivable must be recorded and maintained until payment is received or the recorded amount is written off or extinguished.

o

An adequate provision for doubtful accounts must be established. When all reasonable efforts fail to collect an account receivable and it has been approved for write off, the related provision for doubtful accounts should be reduced.

o

Control and Subsidiary Accounts: The accounting system incorporates control accounts, where applicable, to ensure the completeness and accuracy of individual accounts. The Receivables supervisor must maintain subsidiary accounts for individual debtors in a manner that discloses, at a given point in time, the aggregate amount owed by each debtor as well as individual amounts making up the aggregate amount. Monthly, the subsidiary accounts for each accounts receivable must be reconciled with the control account.

o

Checks that are returned from the bank as non-negotiable are assessed a returned cheque charge. If there are 2 cheques returned from the same customer within a month, no further cheques will be accepted from the customer unless the cheques are certified, until there is an acceptable payment history for a further one-year period.

o	Statements to Debtors: Statements must be issued to debtors, on a monthly basis, providing meaningful and concise information on the status of their debts.
o	Accounts receivable are considered overdue when a debtor does not pay or resolve the debt within 30 days from the invoice date or a written request for payment to the debtor.
o	All actions taken to collect overdue accounts must be documented.
o

If there is no response after the initial contact at the 30-day point (within a 30-day period 60 days from date of invoice), accounts will be forwarded to Treasury Staff to take prompt and vigorous action to collect overdue accounts receivable.

o

Accounts receivable, in most cases, should be at least 30 days overdue (i.e., 60 days after invoice notification), before staff advises debtors that their accounts are overdue and that the accounts may be:

•	turned over to a private collection agency;
•	subject to legal action
•	credit privileges will be revoked; and/or account may be suspended.

F-41

Based on the foregoing, the Company reviewed the balances receivable and no allowance for doubtful accounts are made as there is none

➢

PREPAID EXPENSES: Prepaid expenses are future expenses that have been paid in advance. In other words, prepaid expenses are costs that have been paid but are not yet used up or have not yet expired. The Company’s prepaid expenses is mostly advance payment to the drop shipper

➢	PROPERTY AND EQUIPMENT: As on the date of the financial statements, the Company does not hold any assets.

➢	INTANGIBLE ASSETS

o

Initial Measurement: Intangible asset acquisitions in which the consideration given is cash are measured by the amount of cash paid, which generally includes the transaction costs of the asset acquisition. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is clearer and, thus, more reliably measurable.

o

Subsequent Measurement: The Company accounts for its intangible assets under the Financial Accounting Standards Board ( FASB ) Accounting Standards Codification Subtopic ( ASC ) 350-30-35 Intangibles–Goodwill and Other–General Intangibles Other than Goodwill-Subsequent Measurement . Under this method the Company is required to test an indefinite-lived intangible asset for impairment on at least an annual basis. This is done by comparing the asset’s fair value with its carrying amount. If the carrying amount exceeds the asset’s fair value, the difference in those amounts is recognized as an impairment loss.

•	ASC 350 requires capitalizing any money spent on product development and product improvement. During the current year, money spend on product development is very little and is not significant.

➢

FINANCIAL INSTRUMENTS: For certain of the Company’s financial instruments, including cash, accrued expenses and short-term debt, the carrying amounts approximate their fair values due to their short maturities. We adopted ASC Topic 820, Fair Value Measurements and Disclosures , which requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of valuation hierarchy are defined as follows:

Level 1:	Valuations consist of unadjusted quoted prices in active markets for identical assets and liabilities and has the highest priority;
Level 2:	Valuations rely on quoted prices in markets that are not active or observable inputs over the full term of the asset or liability;
Level 3:

Valuations are based on prices or third party or internal valuation models that require inputs that are significant to the fair value measurement and are less observable and thus have the lowest priority.

F-42

➢

Investments in subsidiaries: The March 17, 2017 reorganization is referred as holding Company reorganization. The Company did not make any payment in cash or check in connection with the reorganization. First Capital Venture Co., the parent of Diamond CBD, Inc. is now the wholly owned subsidiary. The entire amount of current year profit is attributable to the business generated by this wholly owned subsidiary. As required under ASC 810, consolidated accounts are presented in this financial statement.

➢

Redemption Right: In 2017, this Company signed convertible promissory notes for $1,200,000. The convertible note has the redemption right, which reads as, Notwithstanding any provision contained herein to the contrary including the conversion rights as set forth in this section, the Company shall be entitled, at any time prior to the expiration of five days from any notice of conversion, to repay this Note in full, plus interest, minus the credit accorded from prior payments, including from prior conversions, and avoid any further Note conversion and thus avoid the issuance of any additional shares of PotNetwork Holdings, Inc. By this clause, no derivative liability exists. Further, these convertible promissory notes are exchanged for Common Stock Purchase Warrant, as mentioned supra.

NOTE 3 – GOING CONCERN

The financial statements are prepared on a going concern, which contemplates the continuity of the normal business activities, the realization of assets and the settlement of liabilities.

Since PotNetwork Holdings, Inc. has no uncertainties as on the balance sheet date, the financial statements need no adjustments.

Since Diamond CBD’s business originated in 2015, it is considered as a business with limited operating history. Hence, this business is subject to all risks inherent in a developing business enterprise. Continued success depends on the problems, difficulties, complications, and delays frequently encountered in the competitive and regulatory environment in which it operates.

Industrial risk: Since the CBD business is a burgeoning industry, there are no established entities whose business model Diamond CBD can follow or build upon. Since it is a fairly new industry, there is a risk that the new products might not be successful in the long run, or the current business model might not be the most effective and requires future pivoting.

Regulatory risk: Hemp-based CBD is often confused with marijuana-based CBD which remains illegal under federal Law; although the Company maintains that its products are legal. Yet, this legal risk cannot be ignored. Although Diamond CBD does not sell any marijuana-based CBD products, its products could be treated as being illegal by federal/state authorities and by consumers.

Competitive risk: The Company is operating in a highly competitive environment with increasing number of competitions. The Company may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than the Company does. Such resources, experience and personnel may provide a substantial competitive advantage to the competition.

The directors nevertheless believe that it is appropriate to prepare the consolidated financial statements on a going concern basis.

NOTE 4 – Deferred Tax Computation: The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, Income Taxes. Under this method, income tax expense is recognized for: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-43

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

There was no income tax expense during this quarter. However, the availability of a net operating loss carryforward and the associated deduction, is subject to complex and restrictive federal income tax provisions as codified by Internal Revenue Code section 172 and related Treasury Regulations, all of which are subject to change and the availability of which can never be free from doubt.

The components of the deferred tax assets and liabilities are as follows:

	31st Dec 2018	31st Dec 2017
Deferred tax assets:
Net operating loss carryovers	$2,037,105	$2,279,739
Stock-based compensation	-	-
Other temporary differences	-	-
Total deferred tax assets	2,037,105	2,279,739
Valuation allowance	(2,037,105)	(2,279,739)
Net deferred tax asset	$-	$-

NOTE 5 – INVENTORY DIAMOND CBD This Company has arranged to buy the exact quantity from the suppliers, based on the customer orders and thereby has eliminated the need for holding inventory on hand at any point of time.

Otherwise, this Company values the inventory at the lower of cost or market.

NOTE 6 – COMMITMENTS AND CONTINGENCIES: There are no commitments and contingencies that exist at present, other than the legal disputes mentioned supra.

NOTE 7 – ADEQUACY & EFFECTIVENESS OF INTERNAL CONTROL PROCEDURES1:

•

Objective: To evaluate the adequacy and effectiveness of the internal control procedures taken by the Company to ensure the Company’s processes, governance structures and reporting regimes are in line with required accounting standards, laws and regulations.

•	Scope: Identify the key risks[2] and adequacy and effectiveness of controls designed to mitigate these risks.

•	Methodology: Due to limited resources, the methodologies include interviewing the selected key personnel as well as checking the online eCommerce platform used by the Company.

•

Limitations: No field work was performed during this internal audit; thus, no observation was made. No physical sampling was performed. Besides the records generated by online eCommerce platform, no vouching was performed

•

Conclusion: The Company’s management team has a positive attitude towards enhancing internal control and ensuring the accuracy of financial statements, and the management team is open and has seriously dealt with the recommendations and suggestions. The Company uses the eCommerce platform for sales and distribution which has relatively low risk to be exposed to fraud and misconduct. Major decisions related to purchase and hiring are reviewed and approved by multiple levels of management.

NOTE 8 – PAYROLL PROCEDURE

Payroll is processed by an independent payroll company, ADP, to determine the taxes to be withheld and paid.

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NOTE 9 – CAPITAL STOCK

•

Common Stock: Authorized 1,500,000,000 shares, $.00001 par value; and 569,364,712 issued and outstanding as on the balance sheet date. Further, this Company is obligated to issue additional shares to the noteholders mentioned here below.

•

Class A preferred stock: Authorized 50,000 shares, $.00001 par value; and 39,839 Issued and outstanding as on the balance sheet date. Designation details are in Document # 20181127754 filed with the Secretary of State, Colorado on February 13, 2018.

___________

1 Internal audit performed by Tracy W Liu CPA for the period from Jan 1, 2018 to Dec 31, 2018

2 Details of Risk Assessment in Appendix I, II and III

NOTE 10 – Loan from Third Parties

				8%		8%
				Interest		Interest
		Loan		For 2017		For 2018

A	9/11/2012	$100,000	$112,000	$8,000	$120,000	$8,000
B	7/1/2016	$25,000	$26,000	$2,000	$28,000	$2,000	$30,000
C	7/1/2016	$7,000	$7,280	$560	$7,840	$560	$8,400
D	4/28/2016	$42,000	$44,240	$3,360	$47,600
E	5/4/2016	$37,000	$38,974	$2,960	$41,934
			$228,494	$16,880	$245,374	$10,560	$38,400

NOTE 11 – Notes Payable

Payee: Sign N Drive Auto Mall, Inc.

Principal Value: $1,850,000

Issue date: June 2, 2014, amended March 10, 2017

Amended Terms: Interest Free, Fixed Conversion Rate at $.003 per shares agreed to by Issuer in lieu of interest.

Embedded Conversion Option: Given the fixed rate conversion price, no derivative liability calculation for the conversion option was deemed required.

There is no maturity date for this note.

$246,000 was converted into common stock in 2017.

$284,650 was converted into common stock in 2018.

Payee: Illiad Research & Trading LP

On October 25, 2018, the Company issued a Note in the face amount of $5,525,000 which accrues interest at the rate of 10% per annum. The note has an Original Issue Discount (OID) of $500,000. The Note and any interest thereon is convertible at a fixed rate of $0.45 per share of common stock or after 12 months, at a variable conversion rate, the redemption conversion price at the lower of the fixed rate of $.45 per share, or a discount to the market price as defined in the Note. The Note is comprised of five (5) tranches (each, a Tranche ), consisting of (i) an Initial Tranche in an amount equal to $1,400,000.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the Initial Tranche ), and (ii) four (4) additional Tranches, one (l) in the amount of $1,375,000.00, one (l) in the amount of $550,000.00, and two (2) in the amount of $1,100,000.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents. We recorded accrued interest of $18,410 for 2018.

•	$1,400,000 was received on 10/31/2018

•	$825,000 was received on 12/18/2018 as partial funding of the second tranche of $1,375,000

•	$18,410 is the accrued interest for 2018

F-45

NOTE 12 – Management Assertions on the 2 court cases regarding Convertible Promissory Notes of Predecessor

➢

Mammoth West Corporation [case# 17 CH 778, 19th Circuit Court of Lake County, IL] and Southridge Partners II Limited Partnership [case# 3:17-cv-01925, Connecticut] each filed a civil complaint about its convertible promissory note (each referred to as a Note ).

➢

In each instance, the Note was issued not by the Company, but by the Company’s predecessor issuer, SND Auto Company Inc. (which predecessor issuer had changed its name before changing it back to SND Auto Group, Inc.). The Note was issued by SND Auto Company Inc., on June 13, 2016 and on July 18, 2016, respectively, for money paid to SND Auto Company Inc., at a time in which SND Auto Company Inc. was the public company, operating in the automobile industry. However, on March 14, 2017, SND Auto Company Inc. formed the Company and engaged in a holding Company reorganization whereby the Company became the public entity while SND Auto Company Inc., became its subsidiary. The holding Company reorganization was an express condition of First Capital Venture Holdings Co., which is the parent company to Diamond CBD, Inc. being acquired by the Company and thereby entering the CBD oil business. The acquisition would not have occurred without the holding Company reorganization. Following this acquisition and the holding Company reorganization, and following the Company becoming the public entity, the stock price increased significantly. In other words, the CBD oil company stock price (the Company, i.e., PotNetwork Holdings, Inc.) was much greater than the stock price of the automobile company (SND Auto Company Inc.).

➢

The plaintiff invested in an automobile company, not in the CBD oil business. Yet, plaintiff wants to convert its Note issued by the automobile company into shares of the CBD oil Company, which was not the maker of the Note.

➢

As of December 31, 2017, SND Auto Company Inc., not the Company, owed Mammoth West Corporation $7,280 and Southridge Partners II Limited Partnership $26,000, on the Notes, which obligations were never disputed by SND Auto Company Inc. (which SND Auto Group, Inc. agreed to pay each, in full).

➢

The Company has maintained that these were not debts of the Company, and the holding Company reorganization was engaged in to assure as much, not to avoid payment, but instead, to isolate this debt from the new CBD oil business, SND Auto Company Inc. being a separate and distinct legal entity with its own assets and debts.

➢	However, on February 7, 2018, the Company and its predecessor issuer, SND Auto Company Inc., unwound the March 14, 2017 holding Company reorganization.

➢

Because of that unwinding, Company’s counsel agrees that the Company, the public entity, became liable for this SND Auto Group, Inc. Notes, but only as of the February 7, 2018 rewinding, not prior thereto.

➢	So, at this point, the dispute between the parties surrounds the conversion price.

➢	In each case, the terms of the Note entitle the plaintiff, as holder, to convert into shares of the maker’s common stock.

➢	On March 28, 2017 and on April 24, 2017, the conversion notice in each case was issued, not to SND Auto Group, Inc., the maker, but to the Company, for shares of the Company’s common stock.

➢	The terms of the Note entitle the plaintiff to payment in cash or in shares of the maker (SND Auto Group, Inc.), at a discount of 65% of the lowest trading price of the preceding 30 trading days.

F-46

➢

Instead, however, the plaintiff has throughout, sought to convert into shares of the Company, at a fraction of a penny per share, or approximately 2,700,000 shares in each instance (as opposed to approximately 56,000 shares in each instance), of the Company, based on SND Auto Group, Inc.’s share price, when SND Auto Group, Inc. was the public Company, and prior to the Company even being in existence, let alone being public.

➢

It is the Company’s position that the Company only became obligated for the Note (which is the obligation of the maker, SND Auto Group, Inc.), upon the unwinding of the reorganization, or as of February 7, 2018, when the Company’s stock price was considerably higher (and therefore obligated to issue far fewer shares in satisfaction of the conversion notice) than it was prior to the holding Company reorganization and the acquisition of First Capital Venture Holdings Co.

➢	The Company intends to vigorously defend against this claim. The Company is confident in its position.

NOTE 13 – Management Assertions on Critical Audit Matters

I.

Delay in Tax filing: The Company has found it necessary to have filed Form 4506-T requesting a Transcript of Tax Returns. It has engaging a tax-practitioner to review prior filings, make any adjustments necessary, and file any missing reports.

II.

Paperless office: This Company is committed to the concept of a paperless office. However, such an approach creates gaps in the audit trail, which necessitates the linking and tracing the documents manually. Again, the Company is exploring the use of third- party software as a solution that will meet future audit requirements.

III.

Agreements for marketing activities: Booking the space for a trade show, reserving the space for advertisement in a magazine, etc. as part of marketing efforts, often happens without signed agreements.

IV.

Manuals and handbooks: When the CBD business was started as a private business, well experienced professionals were involved in the day to day operations, which do not need specialized training or formal guidance. However, the Management is aware of the need for standard operating procedures to educate and train its growing general staff. Preparation of manuals and handbooks is in progress.

V.

Securing the product formulae with patent rights, trademarks: The Company regards its product formulations as trade secrets. The company is taking steps to establish the proprietary rights, as a safeguard against the possible misuse by anyone else.

VI.

Drop Shipment as a fulfillment model: By this arrangement, the Company chose not to store any inventory, but places manufacturing orders on demand. The Company holds weekly meetings with the manufacturer to make sure this practice works efficiently and effectively. Improving the collaboration with the manufacturer is the focus in all the discussions.

F-47

200,000,000 Shares

Common Stock

$_____ PER SHARE

PROSPECTUS

POTNETWORK HOLDINGS, INC.

The date of this prospectus is _________________________, 2021.

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PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous	$
TOTAL	$

Item 14. Indemnification of Directors and Officers.

The Colorado Business Corporation Act (the “CBCA”) generally provides that a corporation may indemnify a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if: the person’s conduct was in good faith; the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and, in the case of any criminal proceeding, the person had no reasonable cause to believe that the person’s conduct was unlawful. The CBCA prohibits such indemnification in a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with any other proceeding in which the person was adjudged liable for having derived an improper personal benefit. The CBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the person in connection with the proceeding. In addition, a director or officer, who is or was a party to a proceeding, may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The CBCA allows a corporation to indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

As permitted by the CBCA, the Company’s articles of incorporation and bylaws generally provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the CBCA. In addition, the Company may also indemnify and advance expenses to an officer who is not a director to a greater extent, not inconsistent with public policy, and if provided for by its bylaws, general or specific action of the Company’s board of director or shareholders.

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Item 15. Recent Sales of Unregistered Securities.

On January 30, 2017 the Company acquired via reverse triangular merger 100% of the ownership interest of the privately-held First Capital Venture Co., a Florida corporation. First Capital Venture Co. is the owner of Diamond CBD, Inc., which sells numerous CBD oil products at both wholesale and retail. Pursuant to a Share Exchange and Reorganization Agreement, the First Capital shareholders exchanged their shares which they held in First Capital Venture Co. for an aggregate total of 50,000 Class A Preferred shares in the Company, wherein the shareholders would own 100% of this class of stock of the Company (the “Class A Preferred Shareholders”), which in the aggregate conferred voting control of the Company. First Capital Venture Co. became a wholly-owned subsidiary of the Company as result of the transaction. The Class A Preferred shares were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

Pursuant to a Stock Purchase Agreement dated June 8, 2017, the Company acquired all the capital stock of PotNetwork Media Group, Inc., a Nevada corporation (“PMG”), in exchange for 3,000,000 shares of the Company’s common stock issued to the shareholders of PMG, and the cancellation of a $50,000 promissory note between the Company and PMG. As a result, PMG became a wholly-owned subsidiary of the Company. PMG was the owner of the website www.potnetwork.com. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On February 17, 2018, the Company issued 25,000,000 common shares to upon the conversion of $75,000 of indebtedness owed. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On March 12, 2018, the Company issued 1,000,000 restricted common shares, valued at $361,500 based on closing market price on said date for services rendered by a consultant to the Company for services to be rendered in 2018. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On May 17, 2018, the Company issued 6,500,000 restricted common shares for services rendered valued at $2,002,000 based on closing market price on said date by six advisors and consultants to the Company during 2017. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On May 29, 2018 the Company issued 25,000,000 common shares to a note holder upon the conversion of $75,000 of indebtedness owed. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On June 4, 2018 the Company issued 12,500,769 common shares to a note holder upon the conversion of $37,502 of indebtedness owed. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On June 5, 2018 the Company issued 25,000,000 common shares to a note holder upon the conversion of $75,000 indebtedness owed. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On June 21, 2018, the Company cancelled 216,000,000 shares of common stock from the issuance of 300,000,000 shares on March 13, 2017 under the terms of acquisition agreement with First Capital Venture Co., in exchange for 12,469 shares of its Series A Preferred Stock. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and exchanged pursuant to Section 3(a)(9) of the Act.

On July 2, 2018, the Company issued 16,000,000 common shares in exchange for preferred shares held by a preferred shareholder. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On July 9, 2018, the Company issued 2,000,000 common shares in exchange for preferred shares held by a preferred shareholder. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On July 9, 2018, the Company issued 2,000,000 restricted common shares valued at $622,600 at closing market price on said date for services rendered. 1,000,000 shares were issued to Dr. Richard Goulding, and a total of 1,000,000 shares to two consultants to the Company’s Scientific Advisory Board for services through June 30, 2018 to the Scientific Advisory Board. The common stock issued in the transaction was issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

40

On July 13, 2018 the Company issued 1,540,436 common shares valued at $479,538 at closing market price on said date to two unrelated third parties upon the conversion of indebtedness owed. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On November 7, 2018, the Company issued 76,019,688 common shares in exchange for preferred shares held by preferred shareholders. The certificates evidencing the abovementioned common shares were issued with a legend. The Company treated the issuances as an exchange pursuant to Section 3(a)(9) of the Securities Act of 1933.

On December 4, 2018 the Company issued 1,550,000 common shares to a note holder upon the conversion of $4,650 of indebtedness owed. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On December 7, 2018, the Company issued 5,000,000 restricted common shares valued at $595,000 at closing market price on said date for the purchase of inventory of a third party. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On December 14, 2018 the Company issued 6,000,000 common shares to a note holder upon the conversion of $18,000 of indebtedness owed. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On December 20, 2018 the Company issued 12,333,334 common shares to a note holder upon the conversion of $37,000 of indebtedness owed. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On January 1, 2019 the Company issued 219,256 common shares to a note holder upon the conversion of $25,000 of indebtedness owed. The shares were issued pursuant to an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

On February 6, 2019, the Company issued 56,901,438 restricted common shares in exchange for 5,550 preferred shares held by a preferred shareholder. The Company treated the issuances as an exchange pursuant to Section 3(a)(9) of the Securities Act of 1933.

On March 15, 2019, the Company issued 171,215 restricted common shares valued at $26,932 at closing market price on said date for services rendered by a consultant to the Company for services rendered in January and February 2019. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On April 17, 2019 the Company issued 46,050,000 common shares to a note holder upon the conversion of $138,150 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On June 26, 2019 the Company issued 26,000,000 common shares to a note holder upon the conversion of $78,000 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On July 15, 2019, the Company issued 129,763 restricted common shares valued at $9,875 at closing market price on said date for services rendered by a consultant to the Company for services rendered in January and February 2019. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

41

On February 6, 2020 the Company issued 27,000,000 common shares to a note holder upon the conversion of $81,000 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On July 8, 2020 the Company issued 24,000,000 common shares to a note holder upon the conversion of $72,000 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On August 20, 2020 the Company issued 28,000,000 common shares to J.P. Carey Limited Partners, L.P., in settlement in full of the case, “J. P. Carey Limited Partners, L.P. v. PotNetwork Holdings, Inc., Case No.3:18-CV-00873-WWE, US District Court for the District of Connecticut”, filed May 24, 2018. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On October 1, 2020, the Company issued 8,854,782 common shares to a note holder upon the conversion of $75,000 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On November 23, 2020, the Company issued 19,569,472 common shares to a note holder upon the conversion of $100,000 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On December 24, 2020, the Company issued 28,000,000 common shares to Mammoth West Corporation, in settlement in full of the case, “Mammoth West Corporation v. PotNetwork Holdings, Inc. et al”, Case No. 17 CH 778, in the Circuit Court for the Nineteenth Judicial Circuit, Lake County, Illinois, filed May 26, 2017. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

On January 13, 2021, the Company issued 35,714,286 common shares to a note holder upon the conversion of $125,000 of indebtedness owed. The common stock issued in the transaction were issued pursuant to the exemption for registration contained in Section 4(a)(2) of the Securities Act of 1933.

42

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
2.1	Share Exchange Agreement with First Capital Venture Co.*
3.1	Articles of Incorporation*
3.2	Bylaws*
5.1	Opinion of Jonathan D. Leinwand, P.A.
10.1	Purchase Agreement with PotNetwork Media Group, Inc.*
10.2	Employment Agreement with Richard Goulding*
10.3	Securities Purchase Agreement Dated October 25, 2018
10.4	Convertible Note Dated October 25, 2018
10.5	Securities Purchase Agreement Dated February 7, 2019
10.6	Convertible Note Dated February 7, 2019
23.1	Consent of Yusufali & Associates**
23.3	Consent of Jonathan D. Leinwand, P.A. (included in Exhibit 5.1)

__________

*Previously filed on the Company’s Registration Statement on Form 10 on May 9, 2019

**To be provided by amendment to this Form S-1

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

44

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City Fort Lauderdale, FL on February 12, 2021.

POTNETWORK HOLDINGS, INC.

Date: February 12, 2021	By:	/s/ Lee Lefkowitz
Lee Lefkowitz
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and, on the dates, indicated:

Signature	Title	Date

/s/ Lee Lefkowitz	Chief Executive Officer	February 12, 2021
Lee Lefkowitz	(Principal Executive and Director)

/s/ Gary Blum	Director	February 12, 2021
Gary Blum

/s/ Lee Lefkowitz	Chief Financial Officer	February 12, 2021
Lee Lefkowitz	(Principal Accounting Officer)

45